CONFORMED COPY










                                                SERIES 1997-1 SUPPLEMENT
                                    dated as of July 31, 1997 (the "Series
                                    Supplement"), among U.S. AUTO RECEIVABLES
                                    COMPANY, a Delaware corporation, as
                                    Seller, CHRYSLER FINANCIAL CORPORATION, a
                                    Michigan corporation, as Servicer, and
                                    THE BANK OF NEW YORK, a New York banking corporation, as Trustee.


               Pursuant to the Pooling and Servicing Agreement dated as of May 31, 1991, as assigned by Chrysler Auto Receivables Company ("CARCO") to the Seller on August 8, 1991 (as assigned, amended and supplemented, the "Agreement"), among the Seller, Chrysler Credit Corporation, which has been succeeded by Chrysler Financial Corporation, as Servicer, and Manufacturer and Traders Trust Company, which has been succeeded by The Bank of New York, as Trustee, CARCO has created and assigned to the Seller the CARCO Auto Loan Master Trust (the "Trust"). Section 6.03 of the Agreement provides that the Seller may from time to time direct the Trustee to issue, on behalf of the Trust, one or more new Series of Investor Certificates representing fractional undivided interests in the Trust. The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

               Pursuant to this Series Supplement, the Seller and the Trustee shall create a new Series of Investor Certificates and specify the Principal Terms thereof.


                                  ARTICLE I

                  Creation of the Series 1997-1 Certificates

               SECTION 1.01. Designation. (a) There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the "6.689% Auto Loan Asset Backed Certificates, Series 1997-1".

               (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern.





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                                                                            2
                                  ARTICLE II

                                 Definitions

               SECTION 2.01. Definitions. (a) Whenever used in this Series Supplement the following words and phrases shall have the following meanings.

               "Additional Accumulation Amount" shall mean, with respect to any Distribution Date, an amount equal to one-fifth of the Invested Amount of the Series 1997-1 Certificates as of the last day of the February 2004 Collection Period less the Controlled Distribution Amount for such Distribution Date.

               "Additional Carry-Over Amount" shall have the meaning specified in Section 4.13(b).

               "Additional Interest" shall have the meaning specified in
Section 4.02.

               "Adjusted Invested Amount" shall mean, with respect to Series 1997-1 for any Collection Period, an amount equal to the sum of (a) the Initial Invested Amount of the Series 1997-1 Certificates on the Determination Date occurring in such Collection Period, minus the excess, if any, of the aggregate amount of Investor Charge-Offs for all Distribution Dates preceding such date over the aggregate amount of any reimbursements of Investor Charge-Offs for all Distribution Dates preceding such date and (b) the applicable Available Subordinated Amount, if any, on the Determination Date occurring in such Collection Period (in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following the Determination Date during the Collection Period in which such date occurs).

               "Allocable Defaulted Amount" shall mean, with respect to any Collection Period, the product of (a) the Series 1997-1 Allocation Percentage with respect to such Collection Period and (b) the Defaulted Amount with respect to such Collection Period.

               "Allocable Miscellaneous Payments" shall mean, with respect to any Distribution Date, the product of (a) the Series 1997-1 Allocation Percentage for the related





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                                                                            3

Collection Period and (b) Miscellaneous Payments with respect to the related Collection Period.

               "Allocable Non-Principal Collections" shall mean, with respect to any Deposit Date, the product of (a) the Series 1997-1 Allocation Percentage for the related Collection Period and (b) the aggregate amount of Collections of Non-Principal Receivables relating to such Deposit Date.

               "Allocable Principal Collections" shall mean, with respect to any Deposit Date, the product of (a) the Series 1997-1 Allocation Percentage for the related Collection Period and (b) the aggregate amount of Collections in respect of Principal Receivables relating to such Deposit Date.

               "Assets Receivables Rate" shall mean, with respect to any Interest Period, an amount equal to the product of (a) the quotient obtained by dividing (i) 360 by (ii) the actual number of days elapsed in such Interest Period and (b) a percentage, expressed as a fraction, (i) the numerator of which is the sum of (A) Investor Non-Principal Collections for the Collection Period immediately preceding the last day of such Interest Period less, if Chrysler Financial Corporation is not the Servicer, the Monthly Servicing Fee with respect to such immediately preceding Collection Period and (B) the Investment Proceeds to be applied on the Distribution Date related to such Interest Period and (ii) the denominator of which is the sum of (A) the product of (I) the Series 1997-1 Floating Allocation Percentage,
(II) the Series 1997-1 Series Allocation Percentage and (III) the average Pool Balance (after giving effect to charge-offs) for such immediately preceding Collection Period, (B) the principal balance on deposit in the Excess Funding Account on the first day of such Interest Period (after giving effect to all deposits to and withdrawals therefrom on such first day) and
(C) the principal balance on deposit in the Principal Funding Account on the first day of such Interest Period (after giving effect to all deposits to and withdrawals therefrom on such first day).

               "Automatic Additional Accounts" shall have the meaning specified in Section 10.01(e).





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                                                                            4

               "Automatic Removed Accounts" shall have the meaning specified in Section 10.01(c).

               "Automatic Removal Date" shall have the meaning specified in
Section 10.01(c).

               "Available Investor Principal Collections" shall mean, with respect to any Distribution Date, the sum of (a) an amount equal to Investor Principal Collections for such Distribution Date, (b) Allocable Miscellaneous Payments with respect to such Distribution Date, (c) Series 1997-1 Excess Principal Collections on deposit in the Collection Account for such Distribution Date and (d) on the Termination Date, any funds in the Reserve Fund after giving effect to Section 4.08, except for Section 4.08(d).

               "Available Seller's Collections" shall mean, with respect to any Deposit Date, the sum of (a) the Available Seller's Non-Principal Collections for such Deposit Date and (b) the Available Seller's Principal Collections for such Deposit Date; provided, however, that the Available Seller's Collections shall be zero for any Collection Period with respect to which the Available Subordinated Amount is zero on the Determination Date immediately following the end of such Collection Period.

               "Available Seller's Non-Principal Collections" shall mean, with respect to any Deposit Date, an amount equal to the result obtained by multiplying (a) the excess of (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such Collection Period by (b) Allocable Non-Principal Collections for such Deposit Date.

               "Available Seller's Principal Collections" shall mean, with respect to any Deposit Date, an amount equal to the result obtained by multiplying (a) the excess of (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such Collection Period by (b) Allocable Principal Collections for such Deposit Date.

               "Available Subordinated Amount" for the first Determination Date shall mean an





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                                                                            5

amount equal to the Required Subordinated Amount. The Available Subordinated Amount for any subsequent Determination Date shall mean an amount equal to
(a) the lesser of (i) the Available Subordinated Amount for the preceding Determination Date, minus (A) the Required Subordination Draw Amount with respect to the preceding Distribution Date to the extent provided in Section 4.08, minus (B) withdrawals from the Reserve Fund pursuant to Section 4.08 on the preceding Distribution Date to make distributions pursuant to Section 4.06(a)(iv) (but excluding any other withdrawals from the Reserve Fund), plus
(C) the portion of Excess Servicing for such preceding Distribution Date distributed to the Seller pursuant to Section 4.10(c), plus (D) the excess, if any, of the Required Subordinated Amount for such Determination Date over the Required Subordinated Amount for the immediately preceding Distribution Date due to an increase in the Subordination Factor and (ii) the product of the fractional equivalent of the Subordinated Percentage and the Invested Amount on such Determination Date, minus (b) in the case of clause (a)(i), the Incremental Subordinated Amount for such preceding Determination Date, plus (c) the Incremental Subordinated Amount for the current Determination Date, plus (d) the Subordinated Percentage of funds to be withdrawn from the Excess Funding Account on the succeeding Distribution Date and paid to the Seller or allocated to one or more Series; provided, however, that the Available Subordinated Amount may be increased on any Determination Date by the Seller, in its sole discretion, by notice to the Trustee on or before such Determination Date, so long as the cumulative amount of such increases does not exceed the lesser of (x) $7,777,777 or (y) 1.111111% of the Invested Amount on such date; provided, however, that, once any Reinvestment Period (other than a Reinvestment Period which has ended as described in clause (c) or clause (d) of the definition thereof in this Series Supplement) or any Early Amortization Period shall have commenced, the Available Subordinated Amount shall be calculated based on the Invested Amount as of the close of business on the day preceding such Reinvestment Period or Early Amortization Period; and provided further, that once the Invested Amount is reduced to zero, the Available Subordinated Amount shall be zero.

               "Base Mortgage Loans" shall mean the mortgage loans underlying the Reference Collateral Pool.

               "Carry-over Amount" shall mean, for any Distribution Date with respect to which the related Swap

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                                                                            6

Rate is calculated on the basis of the Assets Receivables Rate, an amount equal to the excess, if any, of (a) the Swap Rate determined as if such Swap Rate were calculated on the basis of the LIBOR formula set forth in clause
(a) of the definition of Swap Rate for the immediately preceding Interest Period over (b) the Assets Receivables Rate for the immediately preceding Interest Period, such excess, if any (expressed as a rate percent per annum) being, multiplied by the Notional Amount as of the preceding Distribution Date (or, in the case of the September 1997 Distribution Date, as of the Closing Date) after giving effect to all distributions on such date and (ii) multiplied by a fraction, the numerator of which is the actual number of days in such interest period and the denominator of which is 360.

               "Carry-over Shortfall" shall have the meaning specified in
Section 4.13(b).

               "Certificate Rate" shall mean 6.689% per annum; provided, however, that in the event that the Series 1997-1 Certificates are still outstanding following the Expected Payment Date, then the "Certificate Rate" for each Interest Period commencing on or after the Expected Payment Date shall mean 0.25% per annum above one-month LIBOR prevailing on the related LIBOR Determination Date.

               "Certificateholders Monthly Servicing Fee" shall have the meaning specified in Section 3.01.

               "Closing Date" shall mean August 18, 1997.

               "Contingent Assignment Agreement" shall mean the triparty contingent assignment agreement dated as of August 18, 1997, between the Trust, the Swap Counterparty and the Contingent Swap Counterparty.

               "Contingent Swap Counterparty" shall mean Morgan Stanley Capital Services Inc., or its successor in interest, or any successor contingent swap counterparty.

               "Contingent Swap Guarantee" shall mean the guarantee dated as of August 18, 1997, by the Contingent Swap Guarantor in favor of the Trust.





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                                                                           7

               "Contingent Swap Guarantor" shall mean Morgan Stanley, Dean Witter, Discovery & Co., or its successor in interest, or any successor contingent swap guarantor.

               "Controlled Amortization Amount" shall mean, with respect to any Distribution Date, the product of (a) the Monthly Amortization Rate for such Distribution Date and (b) the outstanding principal balance of the Series 1997-1 Certificates as of the prior Distribution Date (after giving effect to any distribution of principal to Series 1997-1 Certificateholders on such prior Distribution Date).

               "Controlled Amortization Period" shall mean, unless an Early Amortization Event or a Reinvestment Period (other than a Reinvestment Period which has ended as described in clause (c) or clause (d) of the definition thereof in this Series Supplement) shall have occurred prior thereto, the period commencing with the close of business on the last day of the June 1999 Collection Period and ending on the first to occur of (a) the payment in full of the Invested Amount, (b) the commencement of a Reinvestment Period (other than a Reinvestment Period which has ended as described in clause (c) or clause (d) of the definition thereof in this Series Supplement), (c) the commencement of an Early Amortization Period and (d) the Termination Date.

               "Controlled Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to the sum of (a) the Controlled Amortization Amount for such Distribution Date and (b) the Controlled Amortization Amounts (or portion thereof) for all prior Distribution Dates which have not been paid to the Series 1997-1 Certificateholders.

               "Deficiency Amount" shall have the meaning specified in
Section 4.05.

               "Early Amortization Event" shall mean any Early Amortization Event specified in Section 7.01 of this Series Supplement.

               "Early Amortization Period" shall mean a period beginning on the day on which an Early Amortization Event specified in Section 7.01 of this Series Supplement shall have occurred with respect to Series 1997-1 and terminating on the earliest of (a) the payment in full of




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                                                                            8

the outstanding principal balance of the Series 1997-1 Certificates and (b) the Termination Date; provided, however, that for purposes of Section 4.04 of the Agreement, Early Amortization Period shall also include, prior to the occurrence of the Fully Reinvested Date and the making of all allocations, distributions, withdrawals and deposits required to be made on such date, any Reinvestment Period.


               "Eligible Investments" shall mean (a) book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form having original or remaining maturities of 30 days or less (unless each Rating Agency confirms in writing that a longer maturity will not result in the downgrade or withdrawal of such Rating Agency's rating of the Series 1997-1 Certificates), but in no event occurring later than the Distribution Date next succeeding the Trustee's acquisition thereof (unless each Rating Agency confirms in writing that a longer maturity will not result in the downgrade or withdrawal of such Rating Agency's rating of the Series 1997-1 Certificates), which evidence:

                        (i) direct obligations of, and obligations fully
            guaranteed as to timely payment by, the United States of America;

                        (ii) demand deposits, time deposits or certificates
            of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person or entity other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                        (iii) commercial paper having, at the time of the
            Trust's investment or contractual commitment to invest





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                                                                            9

            therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

                        (iv) except during a Reinvestment Period, investments
            in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby or otherwise approved in writing thereby;

                        (v) bankers' acceptances issued by any depository
            institution or trust company referred to in clause (ii) above;

                        (vi) repurchase obligations with respect to any
            security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii); and

                        (vii) repurchase obligations with respect to any
            security or whole loan entered into with (i) a depository institution or trust company (acting as principal) described in clause (ii) above (except that the rating referred to in the proviso in such clause (ii) shall be A-1 or higher in the case of Standard & Poor's) (such depository institution or trust company being referred to in this definition as a "Financial Institution"), (ii) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Securities Exchange Act of 1934, as amended (a "Broker/Dealer"), the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by Standard & Poor's at the time of entering into such repurchase obligation (a "Rated Broker/Dealer"), (iii) an unrated Broker/Dealer (an "Unrated Broker/Dealer"), acting as principal, that is a wholly owned subsidiary of a nonbank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by Standard & Poor's at the time of entering into such repurchase obligation (a "Rated Holding Company") or (iv) an unrated subsidiary (a "Guaranteed Counterparty"), acting as principal, that is a wholly owned subsidiary





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                                                                           10

            of a direct or indirect parent Rated Holding Company, which guarantees such subsidiary's obligations under such repurchase agreement; provided that the following conditions are satisfied:

                                    (A) the aggregate amount of funds
                        invested in repurchase obligations of a Financial Institution, a Rated Broker/Dealer, an Unrated Broker/Dealer or Guaranteed Counterparty in respect of which the Standard & Poor's unsecured short-term ratings are A-1 (in the case of an Unrated Broker/Dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall not exceed 20% of the sum of the then outstanding principal balance of Series 1997-1 Certificates (there being no limit on the amount of funds that may be invested in repurchase obligations in respect of which such Standard & Poor's rating is A-1+ (in the case of an Unrated Broker/Dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company));

                                    (B) in the case of any Series 1997-1
                        Account (other than the Collection Account and the Yield Supplement Account), the rating from Standard & Poor's in respect of the unsecured short-term debt obligations of the Financial Institution, Rated Broker/Dealer, Unrated Broker/Dealer or Guaranteed Counterparty (in the case of an Unrated Broker/Dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall be A-1+;

                                    (C) the repurchase obligation must mature
                        within 30 days of the date on which the Trustee enters into such repurchase obligation;

                                    (D) the repurchase obligation shall not
                        be subordinated to any other obligation of the related Financial Institution, Rated Broker/Dealer Unrated Broker/Dealer or Guaranteed Counterparty;

                                    (E) the collateral subject to the
                        repurchase obligation is held, in the appropriate form, by a custodial bank on behalf of the Trustee;





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                                                                           11


                                    (F) the repurchase obligation shall
                        require that the collateral subject thereto shall be marked to market daily;

                                    (G) in the case of a repurchase
                        obligation of a Guaranteed Counterparty, the following conditions shall also be satisfied:

                                                (i) the Trustee shall have
                                    received an opinion of counsel (which may be in-house counsel) to the effect that the guarantee of the related Rated Holding Company is a legal, valid and binding agreement of the Rated Holding Company, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization and moratorium or other similar laws affecting creditors' rights generally and to general equitable principles;

                                                (ii) the Trustee shall have
                                    received (x) an incumbency certificate
                                    for the signer of such guarantee,
                                    certified by an officer of such Rated
                                    Holding Company, and (y) a resolution,
                                    certified by an officer of the Rated
                                    Holding Company, of the board of
                                    directors (or applicable committee
                                    thereof) of the Rated Holding Company
                                    authorizing the execution, delivery and
                                    performance of such guarantee by the
                                    Rated Holding Company;

                                                (iii) the only conditions to
                                    the obligation of such Rated Holding
                                    Company to pay on behalf of the
                                    Guaranteed Counterparty shall be that the Guaranteed Counterparty shall not have paid under such repurchase obligation when required (it being understood that no notice to, demand on or other action in respect of the Guaranteed Counterparty is necessary) and that the Trustee shall make a demand on the Rated Holding Company to make the payment due under such guarantee;

                                                (iv) the guarantee of the
                                    Rated Holding Company shall be
                                    irrevocable with respect to
                                    such repurchase obligation and shall not be subordinate to other obligations of the Rated Holding Company; and

                                                (v) each of Standard & Poor's
                                    and Moody's has confirmed in writing to
                                    the Trustee that it has reviewed the form of the guarantee of the Rated Holding Company and has determined that the Trust's investment in such repurchase obligation, taking into account the issuance of such guarantee, will not result in the downgrade or withdrawal of the ratings assigned to the Series 1997-1 Certificates; and

                                    (H) the repurchase obligations shall
                        require that the repurchase obligation be over-collateralized and shall provide that, upon any failure to maintain such overcollateralization, the repurchase obligation shall become due and payable, and unless the repurchase obligation is satisfied immediately, the collateral subject to the repurchase agreement shall be liquidated and the proceeds applied to satisfy the unsatisfied portion of the repurchase obligation; and

(b) any other investment consisting of a financial asset that by its terms converts to cash within a finite period of time; provided that each Rating Agency shall have notified the Seller, the Servicer and the Trustee that the Trust's investment therein will not result in a reduction or withdrawal of the rating of any outstanding class or Series with respect to which it is a Rating Agency.

               "Excess Funding Account" shall have the meaning specified in
Section 4.04(d)(i).

               "Excess Reserve Fund Required Amount" shall mean, for any Distribution Date with respect to an Early Amortization Period or any Distribution Date with respect to a Reinvestment Period that occurs prior to the Fully Reinvested Date, an amount equal to the greater of (a) 5% of the initial principal balance of the Series 1997-1 Certificates and (b) the excess of (i) the sum of (x) the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions,






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                                                                           13

withdrawals and deposits to be made on such Distribution Date) and (y) an amount equal to (A) the excess of the Required Participation Percentage over 100%, multiplied by (B) the outstanding principal balance of the Series 1997-1 Certificates on such Distribution Date (after giving effect to any changes therein on such Distribution Date) over (ii) the excess of (x) the Series 1997-1 Allocation Percentage of the Pool Balance on the last day of the immediately preceding Collection Period over (y) the Invested Amount on such Distribution Date (after giving effect to changes therein on such Distribution Date); provided that the Excess Reserve Fund Required Amount shall not exceed such Available Subordinated Amount.

               "Excess Seller's Percentage" shall mean, with respect to any Collection Period, a percentage (which percentage shall never be less than 0% nor more than 100%) equal to (a) 100% minus, when used with respect to Non-Principal Receivables, Defaulted Receivables and Principal Receivables during the Revolving Period or the Controlled Amortization Period (through and including the February 2004 Collection Period), the sum of (i) the Floating Allocation Percentage with respect to such Collection Period and
(ii) the percentage equivalent of a fraction, the numerator of which is the Available Subordinated Amount as of the Determination Date occurring in such Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date) and the denominator of which is the product of (x) the Pool Balance as of the last day of such immediately preceding Collection Period and (y) the Series 1997-1 Allocation Percentage for the Collection Period in respect of which the Excess Seller's Percentage is being calculated or (b) 100% minus, when used with respect to Principal Receivables during the Controlled Amortization Period (from and including the March 2004 Collection Period), a Reinvestment Period or an Early Amortization Period, the sum of (i) the Principal Allocation Percentage with respect to such Collection Period and (ii) the percentage equivalent of a fraction, the numerator of which is the Available Subordinated Amount as of the Determination Date occurring in such Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date) and the denominator of





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                                                                           14

which is the product of (x) the Pool Balance as of the last day of such immediately preceding Collection Period and (y) the Series 1997-1 Allocation Percentage for the Collection Period in respect of which the Excess Seller's Percentage is being calculated.

               "Excess Servicing" shall mean, with respect to any Distribution Date, the sum of the amount, if any, specified pursuant to
Section 4.06(a)(vii)(A) with respect to such Distribution Date.

               "Expected Payment Date" shall mean the August 2004
Distribution Date.

               "FHLMC" shall mean the Federal Home Loan Mortgage Corporation.

               "Final Payment Date" shall mean the first Distribution Date on which, after giving effect to all payments to be made on that Distribution Date, the outstanding principal amount of the Series 1997-1 Certificates will be paid in full.

               "Floating Allocation Percentage" shall mean, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the product of (a) the Pool Balance as of such last day and (b) the Series 1997-1 Allocation Percentage for the Collection Period in respect of which the Floating Allocation Percentage is being calculated; provided, however, that, with respect to the August 1997 Collection Period, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Initial Invested Amount on the Closing Date and the denominator of which is the product of (x) the Pool Balance on the Series Cut-Off Date and (y) the Series 1997-1 Allocation Percentage with respect to the Series Cut-Off Date.

               "Fully Reinvested Date" shall mean the first Distribution Date on which the amount on deposit in the Principal Funding Account (other than Investment Proceeds), after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution





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                                                                           15

Date, equals the outstanding principal amount of the Series 1997-1
Certificates.

               "Incremental Subordinated Amount" shall mean, with respect to any Determination Date, the result obtained by multiplying (a) a fraction, the numerator of which is the sum of (i) (A) the Invested Amount on the last day of the immediately preceding Collection Period or (B) with respect to the first Determination Date, the Invested Amount on the Closing Date and (ii)
(A) the Available Subordinated Amount for such Determination Date (calculated without adding the Incremental Subordinated Amount for such Distribution Date as described in clause (c) of the definition thereof) or (B) with respect to the first Determination Date, the product of the Invested Amount on the Closing Date and the Subordinated Percentage and the denominator of which is the Pool Balance on such last day by (b) the Trust Incremental Subordinated Amount.

               "Initial Distribution Date" shall mean September 15, 1997.

               "Initial Invested Amount" shall mean the portion of initial principal amount of the Series 1997-1 Certificates which is invested in Principal Receivables on the Closing Date, which is $[ ], plus (a) the amount of any withdrawals from the Excess Funding Account in connection with the purchase of an additional interest in Principal Receivables of the Trust, minus (b) the amount of any additions to the Excess Funding Account in connection with a reduction in the Principal Receivables in the Trust or an increase in the Subordination Factor; provided, however, that for purposes of calculating the Required Participation Amount and the Adjusted Invested Amount with respect to Series 1997-1 during the Controlled Amortization Period (through and including the February 2004 Collection Period), the Initial Invested Amount will be reduced by the amount, without duplication, of all principal payments made to Series 1997-1 Certificateholders and thereafter, for such purposes, the Initial Invested Amount will be the Initia Invested Amount as of the last day of the February 2004 Collection Period; provided further, upon the occurrence of the Fully Reinvested Date and after all allocations, distributions, withdrawals and deposits required to be made on such date have been made, the Initial Invested Amount shall be zero.

               "Initial Principal Amount" shall mean $700,000,000.

               "Initial Reserve Fund Deposit Amount" shall mean $2,450,000.

               "Initial Yield Supplement Account Deposit Amount" shall mean $1,750,000.

               "Insufficiency Amount" shall have the meaning specified in
Section 8.01(a).

               "Interest Calculation Agent" shall mean the Trustee.

               "Interest Period" shall mean, with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date to but excluding such Distribution Date (or, in the case of the Initial Distribution Date, the period from and including the Closing Date to but excluding the Initial Distribution Date).

               "Interest Rate Swap" shall mean the interest rate swap agreement dated as of August 18, 1997, between the Trust and the Swap Counterparty and any replacement agreement therefor between the Trust and the Contingent Swap Counterparty, or between the Trust and a Replacement Counterparty.

               "Interest Shortfall" shall have the meaning specified in
Section 4.02.

               "Invested Amount" shall mean, when used with respect to any date, an amount equal to (a) the Initial Invested Amount, minus (b) the amount, without duplication, of all principal payments (except principal payments made from the Excess Funding Account and any transfers from the Excess Funding Account to the Principal Funding Account) made to Series 1997-1 Certificateholders or deposited to the Principal Funding Account prior to such date, minus (c) the excess, if any, of the aggregate amount of Investor Charge-Offs over Investor Charge-Offs reimbursed pursuant to
Section 4.08 prior to such date. In addition, for purposes of the definitions of "Early Amortization Period" and

"Reinvestment Period" and Section 12.01 of the Agreement, the Invested Amount shall be an amount equal to the outstanding principal amount of the Series 1997-1 Certificates.

               "Investment Proceeds" shall mean, with respect to any Determination Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Series 1997-1 Accounts, together with an amount equal to the Series 1997-1 Allocation Percentage of the interest and other investment earnings on funds held in the Collection Account credited to the Collection Account pursuant to Section 4.02 of the Agreement.

               "Investor Charge-Offs" shall have the meaning specified in
Section 4.09.

               "Investor Default Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Allocable Defaulted Amount for the related Collection Period and (b) the Floating Allocation Percentage for the related Collection Period.

               "Investor Non-Principal Collections" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Floating Allocation Percentage for the related Collection Period and (b) Allocable Non-Principal Collections deposited in the Collection Account for the related Collection Period.

               "Investor Principal Collections" shall mean, with respect to any Distribution Date, the sum of (a) the product of (i) the Floating Allocation Percentage, with respect to the Revolving Period or the Controlled Amortization Period (through and including the February 2004 Collection Period), or the Principal Allocation Percentage, with respect to the Controlled Amortization Period (from and including the March 2004 Collection Period), a Reinvestment Period or an Early Amortization Period for the related Collection Period (or any partial Collection Period which occurs as the first Collection Period during a Reinvestment Period or an Early Amortization Period) and (ii) Allocable Principal Collections deposited in the Collection Account for the related Collection Period (or any partial Collection Period which occurs as the first Collection Period during a Reinvestment Period or an Early Amortization Period) and

(b) the amount, if any, of Collections of Non-Principal Receivables, Excess Servicing and Available Seller's Collections to be distributed pursuant to
Section 4.06(a)(iv), 4.08(b) or 4.10(a) on such Distribution Date.

               "LIBOR" shall mean, with respect to any Interest Period, the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR Determination Date. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Interest Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Interest Calculation Agent) to provide the Interest Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Interest Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Interest Calculation Agent with such quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in The City of New York selected by the Interest Calculation Agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the Interest Period immediately preceding such Interest Period.

               "LIBOR Business Day" shall mean any day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

               "LIBOR Determination Date" shall mean, with respect to any Interest Period, the second LIBOR Business Day prior to such Interest Period.

               "Make-Whole Payment" shall mean the amount, if any, payable by the Trust to the Swap Counterparty in respect of any Early Termination Date under the Interest Rate Swap.

               "Make-Whole Receipt" shall mean the amount, if any, payable by the Swap Counterparty to the Trust in respect of any Early Termination Date under the Interest Rate Swap.

               "Mandatory Purchase Date" shall mean the first Distribution Date with respect to the Controlled Amortization Period or a Reinvestment Period on which the outstanding principal amount of the Series 1997-1 Certificates will be reduced to $70,000,000 or less, after giving effect to all payments of principal on such Distribution Date, other than the payments provided for in Section 8.01.

               "Monthly Amortization Rate" shall mean, with respect to any Distribution Date, the percentage that corresponds on the Prepayment Calculation Table with the PSA Index Rate for such Distribution Date.

               "Monthly Interest" shall have the meaning specified in Section 4.02.

               "Monthly Payment Rate" shall mean, for any Collection Period, the percentage derived from dividing the Principal Collections for such Collection Period by the average daily Pool Balance for such Collection Period.

               "Monthly Principal" shall have the meaning specified in
Section 4.03.

               "Monthly Servicing Fee" shall have the meaning specified in
Section 3.01.

               "Net Trust Swap Payment" shall mean, for any Collection Period, the monthly payment, if any, excluding any Make-Whole Payment, made by the Trust to the Swap Counterparty pursuant to the Interest Rate Swap for such Collection Period to the extent that such monthly payment exceeds the monthly payment made by the Swap Counterparty to the Trust pursuant to the Interest Rate Swap for such Collection Period, it being understood that only such excess amount shall be paid by the Trust to the Swap Counterparty.

               "Net Trust Swap Receipt" shall mean, for any Collection Period, the amount of the monthly payment, if any, excluding any Make-Whole Receipt, made by the Swap Counterparty to the Trust pursuant to the Interest Rate Swap for such Collection Period to the extent that such monthly payment exceeds the monthly payment made by the Trust to the Swap Counterparty pursuant to the Interest Rate Swap for such

Collection Period, it being understood that only such excess amount shall be paid by the Swap Counterparty to the Trust.

               "Notional Amount" shall mean, with respect to any Distribution Date, an amount equal to the outstanding principal amount of the Series 1997-1 Certificates as of the preceding Distribution Date (or, in the case of the September 1997 Distribution Date, as of the Closing Date), after giving effect to all distributions on such date.

               "Pool Factor" shall mean, with respect to any Determination Date, a number carried out to 11 decimals representing the ratio of the Invested Amount as of such Determination Date (determined after taking into account any increases or decreases in the Invested Amount which will occur on the following Distribution Date) to the Initial Invested Amount.

               "Prepayment Calculation Table" shall mean the table set forth in Schedule A hereto.

               "Prepayment Determination Date" shall mean, with respect to any Distribution Date on which a payment of principal on the Series 1997-1 Certificates is due, the first Business Day of the month in which such Distribution Date occurs.

               "Principal Allocation Percentage" shall mean, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the period with respect to which the Floating Allocation was last used to allocate Allocable Principal Collections as provided in the definition of Investor Principal Collections and the denominator of which is the product of (a) the Pool Balance as of the last day of the immediately preceding Collection Period and (b) the Series 1997-1 Allocation Percentage with respect to the Collection Period in respect of which the Principal Allocation Percentage is being calculated; provided, however, that, with respect to that portion of any Collection Period that falls after the date on which any Early Amortization Event or Reinvestment Event occurs (other than a Reinvestment Event which has resulted in a Reinvestment Period which has ended as described in clause (c) or clause (d) of the definition thereof in this Series Supplement), the Principal Allocation Percentage shall be reset using the Pool Balance as of the close of business on the date on which such Early Amortization Event or Reinvestment Event shall have occurred and Principal Collections shall be allocated for such portion of such Collection Period using such reset Principal Allocation Percentage.

               "Principal Calculation Agent" shall mean the Swap Counterparty under the Interest Rate Swap.

               "Principal Funding Account" shall have the meaning specified in Section 4.04(c)(i).

               "Principal Funding Account Balance" shall mean the amount on deposit in the Principal Funding Account other than interest and other investment earnings (net of losses and investment expenses).

               "PSA Index Rate" shall mean, with respect to any Distribution Date (in the following order of priority): (a) the rate that appears as of 3:00 p.m. (New York City time) on the related Prepayment Determination Date on the Reference Bloomberg Page under the column heading "1 MO" opposite the row "PSA"; (b) if such rate does not appear on the Reference Bloomberg Page as of 3:00 p.m. (New York City time) on such Prepayment Determination Date, the Principal Calculation Agent will request FHLMC to provide a quotation of the monthly prepayment speed (calculated according to the PSA Standard Prepayment Model) for the Reference Collateral Pool for the applicable month. If FHLMC provides such quotation, the PSA Index Rate will be the quotation provided by FHLMC; (c) if the Principal Calculation Agent determines that FHLMC has not provided such quotation by 5:00 p.m. on the second Business Day following such Prepayment Determination Date, the Principal Calculation Agent will request five major securities dealers selected by the Principal

Calculation Agent to provide a quotation of the monthly prepayment speed (calculated according to the PSA Standard Prepayment Model) for the Reference Collateral Pool for the applicable month. If only one quotation is so provided, the PSA Index Rate will be the quotation so provided. If two or three such quotations are so provided, then the PSA Index Rate will be the arithmetic mean of such quotation (rounded to the nearest whole integer) as determined by the Principal Calculation Agent. If four or five such quotations are provided, the highest quotation (or, in the event of equality, one of the highest) and lowest quotation (or, in the event of equality, one of the lowest) will be eliminated and the PSA Index Rate will be the arithmetic mean (rounded to the nearest whole integer) of the remaining quotations as determined by the Principal Calculation Agent; and (d) if no such quotation is provided as requested in clause (c) above, then the PSA Index Rate will be the PSA Index Rate determined with respect to the Distribution Date preceding the applicable Distribution Date (or, in the case of the first Distribution Date, the monthly prepayment speed (calculated according to the PSA Standard Prepayment Model) for the Reference Collateral Pool obtained from the sources specified in clauses (a)-(c) above, in that order, with respect to the most recent month for which such information is available. The Seller reserves the right, exercisable by the Servicer in its sole discretion on behalf of the Seller, to determine whether any modification in PSA methodology or in the timing or procedures affecting publication or dissemination of the PSA prepayment rate for the Reference Collateral Pool warrants an adjustment to the foregoing calculation procedures, whereupon such procedures will be deemed to be amended as so determined by the Servicer; provided that no change in such procedures will be effective without the written consent of the Swap Counterparty.

               "PSA Standard Prepayment Model" or "PSA" shall mean the methodology set forth under "Mortgage Prepayment Models -- The PSA Standard Prepayment Model" in the "Uniform Practices for the Clearance and Settlement of Mortgage-Backed Securities and Other Related Securities of the Public Securities Association."

               "Reassignment Amount" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of
(a) the Invested Amount on such Distribution Date, (b) accrued and unpaid interest on the unpaid balance of the Series 1997-1 Certificates (calculated on the basis of the outstanding principal balance of the Series 1997-1 Certificates at the Certificate Rate as in effect during the applicable Interest Periods) through the day preceding such Distribution Date, (c) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Series 1997-1 Certificateholders on a prior Distribution Date, (d) the amount of any accrued and unpaid Net Trust Swap Payments, (e) any unpaid Make-Whole Payment (together with interest thereon calculated pursuant to the Interest Rate
Swap), (f) any Carry-over Amount for such Distribution Date and any Carry-over Amount previously due but not distributed to the Swap Counterparty on a prior Distribution Date and (g) any Additional Carry-Over Amount for such Distribution Date and any Additional Carry-Over Amount previously due but not distributed to the Swap Counterparty on a prior Distribution Date.

               "Reference Bloomberg Page" shall mean the display designated as page "FMAC A013" and titled "Reference Collateral 30-year Gold 8.00, Issued in 1995" (or such other page selected by the Principal Calculation Agent as may replace page FMAC A013 for the purpose of displaying the monthly prepayment speed (calculated based on the PSA Standard Prepayment Model) for the Reference Collateral Pool) on the Bloomberg Financial Markets Service (or such other service selected by the Principal Calculation Agent as may replace such service).

               "Reference Collateral Pool" shall mean the 30-year FHLMC Gold 8.00% mortgage participation certificates issued in calendar year 1995.

               "Reinvestment Event" shall mean any Reinvestment Event specified in Section 6.01 of this Series Supplement.

               "Reinvestment Period" shall mean a period beginning on the day on which a Reinvestment Event specified in Section 6.01 of this Series Supplement shall have occurred with respect to Series 1997-1 and terminating on the earliest of (a) the payment in full of the outstanding principal balance of the Series 1997-1 Certificates; (b) the

Termination Date; (c) if such Reinvestment Period has resulted from the occurrence of a Reinvestment Event described in Section 6.01(a) of this Series Supplement, the end of the first Collection Period during which a Reinvestment Event would no longer be deemed to exist pursuant to such
Section 6.01(a), so long as no other Reinvestment Event (other than a Reinvestment Event which has resulted in a Reinvestment Period which has terminated as described in this clause (c) or clause (d) below) shall have occurred and the scheduled termination of the Revolving Period shall not have occurred; and (d) if such Reinvestment Period has resulted from the occurrence of a Reinvestment Event described in Section 6.01, other than
Section 6.01(a), (g), (h), (i) or (j), of this Series Supplement, the end of the first Collection Period after which (i) the Trustee has received written confirmation from Standard & Poor's that termination of such Reinvestment Period will not result in the downgrading or withdrawal of such entity's rating of the Series 1997-1 Certificates, and (ii) Series 1997-1 Certificateholders holding Series 1997-1 Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series 1997-1 Certificates shall have consented to the termination of such Reinvestment Period; provided that (X) no other Reinvestment Event (other than a Reinvestment Event which has resulted in a Reinvestment Period which has terminated as described in this clause (d) or clause (c) above) shall have occurred, and (Y) the scheduled termination of the Revolving Period shall not have occurred.

               "Replacement Counterparty" shall have the meaning specified in the Contingent Assignment Agreement.

               "Required Participation Percentage" shall mean, with respect to Series 1997-1, 103%; provided, however, that if the aggregate amount of Principal Receivables due from any Dealer or group of affiliated Dealers at the close of business on the last day of any Collection Period with respect to which such determination is being made pursuant to Section 10.04 is greater than 1.5% of the Pool Balance on such last day, the Required Participation Percentage shall mean, as of such last day and with respect to such Collection Period and the immediately following Collection Period only, 104%; provided further that the Seller may, upon 10 days' prior notice to the Trustee and each Rating Agency, reduce the Required Participation Percentage to a percentage which shall not be less than 100%; provided that no Rating
Agency shall have notified the Seller or the Servicer that any such reduction will result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency.

               "Required Subordinated Amount" shall mean, as of any date of determination, the sum of (a) the product of (i) the Subordinated Percentage and (ii) the Invested Amount on such date and (b) the Incremental
Subordinated Amount.

               "Required Subordination Draw Amount" shall have the meaning specified in Section 4.05.

               "Reserve Fund" shall have the meaning specified in Section
4.04.

               "Reserve Fund Deposit Amount" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the Reserve Fund Required Amount for such Distribution Date exceeds (b) the amount of funds in the Reserve Fund after giving effect to any withdrawals therefrom on such Distribution Date.

               "Reserve Fund Required Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) 0.35% and (b) the outstanding principal balance of the Series 1997-1 Certificates on such Distribution Date (after giving effect to any changes therein on such Distribution Date).

               "Revolving Period" shall mean the period beginning at the close of business on the Business Day immediately preceding the Series Cut-Off Date and terminating on the earlier of (a) the close of business on the last day of the June 1999 Collection Period and (b) the close of business on the day an Early Amortization Period or Reinvestment Period commences; provided, however, that, if any Reinvestment Period terminates as described in clause (c) or clause (d) of the definition thereof in this Series Supplement, the Revolving Period will recommence as of the close of business on the day such Reinvestment Period terminates.

               "Seller's Collections" shall mean, with respect to any Collection Period, the sum of (a) the Seller's Percentage of Allocable Non-Principal Collections for the related Collection Period, plus (b) the Seller's Percentage of Allocable Principal Collections for the related Collection Period.

               "Seller's Percentage" shall mean 100% minus (a) the Floating Allocation Percentage, when used with respect to Non-Principal Receivables, Defaulted Receivables and Principal Receivables during the Revolving Period or the Controlled Amortization Period (through and including the February 2004 Collection Period), and (b) the Principal Allocation Percentage, when used with respect to Principal Receivables during the Controlled Amortization Period (from and including the March 2004 Collection Period), any Reinvestment Period and an Early Amortization Period.

               "Series 1997-1" shall mean the Series of Investor
Certificates, the terms of which are specified in this Series Supplement.

               "Series 1997-1 Accounts" shall have the meaning specified in
Section 4.04(e)(i).

               "Series 1997-1 Allocation Percentage" shall mean the Series Allocation Percentage with respect to Series 1997-1.

               "Series 1997-1 Certificateholders" shall mean the Holders of Series 1997-1 Certificates.

               "Series 1997-1 Certificateholders' Interest" shall mean that portion of the Certificateholders' Interest evidenced by the Series 1997-1 Certificates.

               "Series 1997-1 Certificates" shall mean any one of the certificates executed by the Seller and authenticated by the Trustee, substantially in the form of Exhibit A.

               "Series 1997-1 Excess Principal Collections" shall mean that portion of Excess Principal Collections allocated to Series 1997-1 pursuant to Section 4.11.

               "Series 1997-1 Principal Shortfall" shall have the meaning specified in Section 4.11.

               "Series Cut-off Date" shall mean July 31, 1997.

               "Servicing Fee Rate" shall mean, with respect to Series 1997-1, l% or, for any Distribution Date in respect of which the Monthly Servicing Fee has been waived, 0%.

               "Special Payment Date" shall mean each Distribution Date with respect to any Early Amortization Period.

               "Subordinated Percentage" shall mean the percentage equivalent of a fraction, the numerator of which is the Subordination Factor and the denominator of which will be the excess of 100% over the Subordination Factor.

               "Subordination Factor" means 10%; provided, however, that the Subordination Factor will be 11% in the event that the rating of the long-term unsecured debt of CFC is lowered below BBB- by Standard & Poor's or withdrawn by Standard & Poor's, unless, in either such case, the Seller receives written confirmation from Standard & Poor's that the failure to so increase the Subordination Factor would not result in the downgrade or withdrawal of Standard & Poor's rating of the Series 1997-1 Certificates.

               "Swap Counterparty" shall mean AIG Financial Products Corp., or its successor in interest, or any successor swap counterparty.

               "Swap Counterparty Default" shall mean an Event of Default (as defined in the Interest Rate Swap) by the Swap Counterparty which does not result in an assignment of the transaction under the Interest Rate Swap pursuant to Section 1.02(a) of the Contingent Assignment Agreement).

               "Swap Early Termination" shall mean the occurrence of an Early Termination Date (as defined in the Interest Rate Swap) which does not result in an assignment of the transaction under the Interest Rate Swap pursuant to
Section 1.02(a) of the Contingent Assignment Agreement.

               "Swap Guarantee" shall mean the guarantee dated as of August 18, 1997, by the Swap Guarantor in favor of the Trust, and any replacement therefor.

               "Swap Guarantor" shall mean American International Group, Inc., or its successor in interest, or any successor swap guarantor.

               "Swap Rate" shall mean, with respect to any Interest Period, the lesser of (a) LIBOR for such Interest Period, plus 0.017% and (b) the Assets Receivables Rate for such Interest Period.

               "Telerate Page 3750" shall mean the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks).

               "Termination Date" shall mean the August 2006 Distribution
Date.

               "Termination Proceeds" shall mean any Termination Proceeds arising out of a sale of Receivables (or interests therein) pursuant to
Section 12.02(c) of the Agreement with respect to Series 1997-1.

               "Trust Available Subordinated Amount" means the sum of the Available Subordinated Amount and the sum of the aggregate available subordinated amounts for all other outstanding Series.

               "Yield Supplement Account" shall have the meaning specified in
Section 4.04.

               "Yield Supplement Account Deposit Amount" shall mean, with respect to any Distribution Date, the amount, if any, by which the Yield Supplement Account Required Amount exceeds the amount on deposit in the Yield Supplement Account after giving effect to any deposits thereto and withdrawals therefrom otherwise to be made on such Distribution Date.

               "Yield Supplement Account Required Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) 0.25%, (b) the ratio of (i) 84 less the number of full Collection Periods elapsed following the last day of the August 1997 Collection Period and (ii) 84 and (c) the outstanding principal balance of the Series 1997-1 Certificates on such Distribution Date (after giving effect to any changes therein on such Distribution Date).

               (b) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the term "Rating Agency" shall mean, whenever used in this Series Supplement or the Agreement with respect to Series 1997-1, Moody's and Standard & Poor's. As used in this Series Supplement and in the Agreement with respect to Series 1997-1, "highest investment category" shall mean (i) in the case of Standard & Poor's, A-l+ or AAA, as applicable, and (ii) in the case of Moody's, P-1 or Aaa, as applicable.

               (c) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement. The definitions in Section 2.01 are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

               (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation".

                                 ARTICLE III

                                Servicing Fee

               SECTION 3.01. Servicing Compensation. The monthly servicing fee (the "Monthly Servicing Fee") shall be payable to the Servicer, in arrears, on each Distribution Date in respect of any Collection Period (or portion thereof) occurring prior to the earlier of the first Distribution Date following the Series 1997-1 Termination Date and the first Distribution Date on which the Invested Amount is zero, in an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate, (b) the Pool Balance as of the last day of the Collection Period second preceding such Distribution Date and
(c) the Series 1997-1 Allocation Percentage with respect to the immediately preceding Collection Period. The share of the Monthly Servicing Fee allocable to the Series 1997-1 Certificateholders with respect to any Distribution Date (the "Certificateholders Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Invested Amount as of the last day of the Collection Period second preceding such Distribution Date. The remainder of the Monthly Servicing Fee shall be paid by the Seller and in no event shall the Trust, the Trustee or the Series 1997-1 Certificateholders be liable for the share of the Monthly Servicing Fee to be paid by the Seller; and the remainder of the Servicing Fee shall be paid by the Seller and the Investor Certificateholders of other Series and the Series 1997-1 Certificateholders shall in no event be liable for the share of the Servicing Fee to be paid by the Seller or the Investor Certificateholders of other Series. The Certificateholders Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in accordance with the terms of this Series Supplement.

               The Servicer will be permitted, in its sole discretion, to waive the Monthly Servicing Fee for any Distribution Date by notice to the Trustee on or before the related Determination Date; provided that the Servicer believes that sufficient Collections of Non-Principal Receivables will be available on any future Distribution Date to pay the Certificateholders Monthly Servicing Fee relating to the waived Monthly Servicing Fee. If the Servicer so waives the Monthly Servicing Fee for any

Distribution Date, the Monthly Servicing Fee and the Certificateholders Monthly Servicing Fee for such Distribution Date shall be deemed to be zero for all purposes of this Series Supplement and the Agreement; provided, however, that such Certificateholders Monthly Servicing Fee shall be paid on a future Distribution Date solely to the extent amounts are available therefor pursuant to Section 4.10(b); provided further that, to the extent any such waived Certificateholders Monthly Servicing Fee is so paid, the related portion of the Monthly Servicing Fee to be paid by the Seller shall be paid by the Seller to the Servicer.


                                  ARTICLE IV

                Rights of Series 1997-1 Certificateholders and
                  Allocation and Application of Collections

               SECTION 4.01. Allocations; Payments to Seller; Excess Principal Collections and Unallocated Principal Collections. (a) Collections of Non-Principal Receivables and Principal Receivables, Miscellaneous Payments and Defaulted Amounts allocated to Series 1997-1 pursuant to Article IV of the Agreement shall be allocated and distributed as set forth in this Article.

               (b) Subject to Section 4.01(d) below, the Servicer shall instruct the Trustee to withdraw from the Collection Account and pay to the Seller on the dates set forth below the following amounts:

               (i) on each Deposit Date:

                      (A) an amount equal to the Excess Seller's Percentage
               for the related Collection Period of Allocable Non-Principal Collections deposited in the Collection Account for such Deposit Date; and

                      (B) an amount equal to the Excess Seller's Percentage
               for the related Collection Period of Allocable Principal Collections deposited in the Collection Account for such Deposit Date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date); and

               (ii) on each Deposit Date with respect to the Revolving Period, an amount equal to the Available Seller's Principal Collections for such Deposit Date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date); provided, however, that Available Seller's Principal Collections shall be paid to the Seller with respect to any Collection Period only after an amount equal to the sum of (A) the Deficiency Amount, if any, relating to the immediately preceding Collection Period and
        (B) the excess, if any, of the Reserve Fund Required Amount over the amount in the Reserve Fund on the immediately preceding Distribution Date (after giving effect to the allocations of, distributions from, and deposits in, the Reserve Fund on such Distribution Date) has been deposited in the Collection Account from such Available Seller's Principal Collections.

               The withdrawals to be made from the Collection Account pursuant to this Section 4.01(b) do not apply to deposits into the Collection Account that do not represent Collections, including Miscellaneous Payments, payment of the purchase price for the Certificateholders' Interest pursuant to Section 2.03 of the Agreement, payment of the purchase price for the Series 1997-1 Certificateholders' Interest pursuant to Section 8.01 of this Series Supplement and proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 9.02 or 12.02 of the Agreement.

               (c) The Servicer shall instruct the Trustee to withdraw from the Collection Account and deposit into the Reserve Fund on Deposit Dates with respect to the Revolving Period Available Seller's Principal Collections for such

Deposit Date, up to the amount of the excess, if any, determined pursuant to
Section 4.01(b)(ii)(B).

               (d) Notwithstanding the provisions of Section 4.01(b)(i), on each Deposit Date during any Collection Period on which any amount is on deposit in the Excess Funding Account or Principal Funding Account, the Servicer shall instruct the Trustee to withdraw from the Collection Account and deposit in the Yield Supplement Account the amounts otherwise distributable to the Seller pursuant to Section 4.01(b)(i) until the amount on deposit in the Yield Supplement Account is equal to the Yield Supplement Account Required Amount.

               SECTION 4.02. Monthly Interest. The amount of monthly interest ("Monthly Interest") with respect to the Series 1997-1 Certificates on any Distribution Date, commencing with the Initial Distribution Date, shall be an amount equal to 1/12 of the product of (i) the Certificate Rate and (ii) the outstanding principal balance of the Series 1997-1 Certificates as of the close of business on the preceding Distribution Date (after giving effect to all repayments of principal made to Series 1997-1 Certificate holders on such preceding Distribution Date, if any); provided, however, in the event that the Series 1997-1 Certificates are still outstanding following the Expected Payment Date, then the amount of Monthly Interest with respect to the Series 1997-1 Certificates on any Distribution Date thereafter shall be an amount equal to the product of (i) the Certificate Rate, (ii) the outstanding principal balance of the Series 1997-1 Certificates as of the close of business on the preceding Distribution Date (after giving effect to all repayments of principal made to Series 1997-1 Certificateholders on such preceding Distribution Date, if any) and (iii) a fraction, the numerator of which is the actual number of days elapsed in such Interest Period and the denominator of which is 360.

               On the Determination Date preceding each Distribution Date, commencing with the Initial Distribution Date, the Servicer shall determine the excess, if any (the "Interest Shortfall"), of (x) the aggregate Monthly Interest for the Interest Period applicable to such Distribution Date over
(y) the amount which will be available to be distributed to Series 1997-1 Certificateholders on such Distribution Date in respect thereof pursuant to this Series

Supplement. If the Interest Shortfall with respect to any Distribution Date is greater than zero, an additional amount ("Additional Interest") equal to 1/12 of the product of (i) the Certificate Rate and (ii) such Interest Shortfall (or the portion thereof which has not been paid to Series 1997-1 Certificateholders), shall be payable as provided herein with respect to the Series 1997-1 Certificates on each Distribution Date following such Distribution Date to and including the Distribution Date on which such Interest Shortfall is paid to Series 1997-1 Certificateholders; provided, however, in the event that the Series 1997-1 Certificates are still outstanding following the Expected Payment Date then the Additional Interest payable as provided herein with respect to the Series 1997-1 Certificates on any Distribution Date thereafter shall be equal to the product of (i) the Certificate Rate, (ii) such Interest Shortfall (or the portion thereof which has not been paid to Series 1997-1 Certificateholders) and (iii) a fraction, the numerator of which is the actual number of days elapsed in such Interest Period (or in a subsequent Interest Period) and the denominator of which is
360. Notwithstanding anything to the contrary herein, Additional Interest shall be payable or distributed to Series 1997-1 Certificateholders only to the extent permitted by applicable law.

               SECTION 4.03. Determination of Monthly Principal. The amount of monthly principal ("Monthly Principal") distributable with respect to the Series 1997-1 Certificates on each Distribution Date with respect to an Early Amortization Period, a Reinvestment Period and the Controlled Amortization Period shall be equal to the Available Investor Principal Collections with respect to such Distribution Date; provided, however, that, for each Distribution Date with respect to the Controlled Amortization Period, Monthly Principal shall not exceed the Controlled Distribution Amount for such Distribution Date; and provided further, that Monthly Principal shall not exceed the Invested Amount of the Series 1997-1 Certificates.

               SECTION 4.04. Establishment of Reserve Fund and Funding Accounts. (a) (i) The Servicer, for the benefit of the Series 1997-1 Certificateholders, shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the

"Reserve Fund") which shall be identified as the "Reserve Fund for the CARCO Auto Loan Master Trust, Series 1997-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1997-1 Certificateholders. On the Closing Date, the Seller shall cause to be deposited in the Reserve Fund the Initial Reserve Fund Deposit Amount.

               (ii) At the direction of the Servicer, funds on deposit in the Reserve Fund shall be invested by the Trustee in Eligible Investments selected by the Servicer that will mature so that such funds will be available at the close of business on or before the Business Day next preceding the following Distribution Date. All Eligible Investments shall be held by the Trustee for the benefit of the Series 1997-1 Certificateholders. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Fund received prior to such Distribution Date shall be applied as set forth in
Section 4.06(a) of this Series Supplement. Funds deposited in the Reserve Fund on a Business Day (which immediately precedes a Distribution Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

               (b) (i) The Servicer, for the benefit of the Swap Counterparty, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Yield Supplement Account"), which shall be identified as the "Yield Supplement Account for the CARCO Auto Loan Master Trust Series 1997-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Swap Counterparty. On the Closing Date, the Seller shall cause to be deposited into the Yield Supplement Account the Initial Yield Supplement Account Deposit Amount.

               (ii) At the direction of the Servicer or, during any Reinvestment Period or Early Amortization Period, at the direction of the Swap Counterparty, funds on deposit in the Yield Supplement Account shall be invested by the Trustee in investments consisting of financial assets selected by the Servicer; provided, however, that such assets must, by their terms, convert to cash within a finite period of time. All such financial assets shall be held by the Trustee for the benefit of the Swap Counterparty. On each Distribution

Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Yield Supplement Account shall be applied as set forth in Section 4.06(a) of this Series Supplement.

               (iii) If on any Distribution Date there is a Carryover Amount, the Servicer shall cause the Trustee to apply the amounts on deposit in the Yield Supplement Account up to the amount of such Carry-over Amount to satisfy such Carryover Amount. The Trustee shall be authorized to dispose of investments in the Yield Supplement Account in order to obtain funds with which to satisfy any Carry-over Amount.

               (iv) If on any Distribution Date the amount on deposit in the Yield Supplement Account (after giving effect to any withdrawals to be made from the Yield Supplement Account on such Distribution Date) is greater than the Yield Supplement Account Required Amount, the Servicer shall cause the Trustee to pay to the Seller on such Distribution Date the excess of such amount on deposit in the Yield Supplement Account over the Yield Supplement Account Required Amount.

               (c) (i) The Servicer, for the benefit of the Series 1997-1 Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Principal Funding Account"), which shall be identified as the "Principal Funding Account for CARCO Auto Loan Master Trust, Series 1997-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1997-1 Certificateholders.

               (ii) At the direction of the Servicer or, during any Reinvestment Period, at the direction of the Swap Counterparty, funds on deposit in the Principal Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 1997-1 Certificateholders. On each Distribution Date all interest and other investment earnings (net of losses and investment expenses) on funds on deposit therein shall be applied as set forth in Section 4.06(a) of this Series Supplement. Funds on deposit in the Principal Funding Account shall be invested at the direction of the Servicer in Eligible Investments that will mature so that such funds will be available on or before the close of business on the Business Day next preceding the Expected Payment Date. Funds deposited in the Principal Funding Account on a Business Day (which immediately precedes the Expected Payment Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

               (d) (i) The Servicer, for the benefit of the Series 1997-1 Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Excess Funding Account"), which shall be identified as the "Excess Funding Account for CARCO Auto Loan Master Trust, Series 1997-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1997-1 Certificateholders. On the Closing Date, the Seller shall cause to be deposited in the Excess Funding Account an amount equal to the excess of (x) the Initial Principal Amount over (y) the Initial Invested Amount on
the Closing Date, which excess is equal to $[        ].

               (ii) At the direction of the Servicer, funds on deposit in the Excess Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 1997-1 Certificateholders. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account shall be applied as set forth in Section 4.06(a) of this Series Supplement. Funds deposited in the Excess Funding Account on any Distribution Date shall be invested at the direction of the Servicer in Eligible Investments that will mature so that such funds will be available on or before the close of business on the Business Day next preceding the following Distribution Date. Funds deposited in the Excess Funding Account on a Business Day (which immediately precedes a Distribution Date) upon the maturity of any Eligible Investments are not required to be invested over night.

               (e) (i) The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in, and all Eligible Investments and other financial assets credited to, the Reserve Fund, the Yield Supplement Account, the Principal Funding Account and the Excess

Funding Account (collectively the "Series 1997-1 Accounts") and in all proceeds thereof. The Series 1997-1 Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Series 1997-1 Certificateholders or, in the case of the Yield Supplement Account, the Swap Counterparty. If, at any time, any of the Series 1997-1 Accounts ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Series 1997-1 Account meeting the conditions specified in paragraph (a)(i),
(b)(i), (c)(i) or (d)(i) above, as applicable, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Series 1997-1 Account. Neither the Seller, the Servicer nor any person or entity claiming by, through or under the Seller, the Servicer or any such person or entity shall have any right, title or interest in, or any right to withdraw any amount from, any Series 1997-1 Account, except as expressly provided herein.
Schedule 1, which is hereby incorporated into and made part of this Series Supplement, identifies each Series 1997-1 Account by setting forth the account number of each such account, the account designation of each such account and the name of the institution with which such account has been established. If a substitute Series 1997-1 Account is established pursuant to this Section, the Servicer shall provide to the Trustee an amended Schedule 1, setting forth the relevant information for such substitute Series 1997-1 Account.

               (ii) Pursuant to the authority granted to the Servicer in
Section 3.01(a) of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Series 1997-1 Accounts for the purposes of carrying out the Servicer's or Trustee's duties hereunder.

               SECTION 4.05. Deficiency Amount. With respect to each Distribution Date that occurs on or prior to the Fully Reinvested Date, commencing with the Initial Distribution Date, on the related Determination Date, the Servicer shall determine the amount (the "Deficiency Amount"), if any, by which (a) the sum of (i) Monthly Interest for such Distribution Date,
(ii) any Monthly Interest previously due but not distributed to the Series 1997-1 Certificateholders on a prior Distribution Date, (iii) Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Series 1997-1 Certificateholders on a prior Distribution Date; (iv) Net Trust Swap Payments, if any, for such Distribution Date, (v) any unpaid Make-Whole Payment (together with interest thereon calculated pursuant to the Interest Rate Swap), (vi) the Certificateholders Monthly Servicing Fee for such Distribution Date, (vii) the Investor Default Amount, if any, for such Distribution Date; (viii) the Series 1997-1 Allocation Percentage of the amount of any Adjustment Payment required to be deposited in the Collection Account pursuant to Section 3.09(a) of the Agreement with respect to the related Collection Period that has not been so deposited as of such Determination Date; and (ix) if such Distribution Date constitutes the Final Payment Date the sum of (A) the amount of any Carry-over Amount for such Distribution Date, (B) the amount of any Carry-over Amount previously due but not previously distributed to the Swap Counterparty on a prior Distribution Date, (C) the amount of any Additional Carry-over Amount for such Distribution Date and (D) the amount of any Additional Carry-over Amount previously due but not previously paid to the Swap Counterparty on a prior Distribution Date, in each case that will not be satisfied on such date by application, pursuant to Section 4.04(b)(iii), of amounts on deposit in the Yield Supplement Account or by application of Available Seller's Collections pursuant to Section 4.08(f), exceeds (b) the sum of (i) Investor Non-Principal Collections for such Distribution Date plus any Investment Proceeds with respect to such Distribution Date, (ii) Net Trust Swap Receipts, if any, for such Distribution Date, (iii) any unpaid Make-Whole Receipt (together with interest thereon calculated pursuant to the Interest Rate Swap) and (iv) the amount of funds in the Reserve Fund which are available pursuant to Section 4.08(a) and Section 4.08(d) to cover any portion of the Deficiency Amount. The lesser of the Deficiency Amount and the Available Subordinated Amount shall be the "Required Subordination Draw Amount".

               SECTION 4.06. Application of Investor Non-Principal Collections, Investment Proceeds, Net Trust Swap Receipts and Available Investor Principal Collections. The Servicer shall cause the Trustee to apply, on each Distribution Date, commencing with the Initial Distribution Date, Investor Non-Principal Collections, Investment

Proceeds, Net Trust Swap Receipts, if any, any unpaid Make-Whole Receipt (together with interest thereon calculated pursuant to the Interest Rate
Swap) and Available Investor Principal Collections to make the following distributions:

               (a) On each Distribution Date, commencing with the Initial Distribution Date, an amount equal to the sum of Investor Non-Principal Collections, any Investment Proceeds, any Net Trust Swap Receipts and any unpaid Make-Whole Receipt (together with interest thereon calculated pursuant to the Interest Rate Swap) with respect to such Distribution Date will be distributed in the following priority:

               (i) first, provided that no Swap Counterparty Default under the Interest Rate Swap shall have occurred and be continuing, the Net Trust Swap Payment, if any, for such Distribution Date and any unpaid Make-Whole Payment (together with interest thereon calculated pursuant to the Interest Rate Swap) shall be paid to the Swap Counterparty; and then an amount equal to Monthly Interest for such Distribution Date, plus the amount of any Monthly Interest previously due but not distributed to the Series 1997-1 Certificateholders on a prior Distribution Date, plus the amount of any Additional Interest for such Distribution Date and any Additional Interest previously due but not distributed to the Series 1997-1 Certificateholders on a prior Distribution Date shall be distributed to the Series 1997-1 Certificateholders;

               (ii) second, if such Distribution Date relates to a Collection Period that ends prior to the Fully Reinvested Date, an amount equal to the Certificateholders Monthly Servicing Fee for such Distribution Date shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account or waived) and then, any remaining Net Trust Swap Payment and any unpaid Make-Whole Payment (together with interest thereon calculated pursuant to the Interest Rate Swap) shall be paid to the Swap Counterparty;

               (iii) third, an amount equal to the Reserve Fund Deposit Amount, if any, for such Distribution Date shall be deposited in the Reserve Fund;

               (iv) fourth, if such Distribution Date relates to a Collection Period that ends prior to the Fully Reinvested Date, an amount equal to the Investor Default Amount for such Distribution Date shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

               (v) fifth, an amount equal to the Carry-over Amount (after giving effect to any withdrawals from the Yield Supplement Account on such Distribution Date), if any, for such Distribution Date, plus the amount of any Carry-over Amount previously due but not previously distributed to the Swap Counterparty on a prior Distribution Date, plus the amount of any Additional Carry-over Amount for such Distribution Date and any Additional Carry-over Amount previously due but not previously distributed to the Swap Counterparty on a prior Distribution Date shall be distributed to the Swap Counterparty;

               (vi) sixth, an amount equal to the Yield Supplement Account Deposit Amount, if any, for such Distribution Date shall be deposited in the Yield Supplement Account; and

               (vii) seventh, (A) if such Distribution Date relates to a Collection Period that ends prior to the Fully Reinvested Date, the balance, if any, shall constitute Excess Servicing and shall be allocated and distributed as set forth in Section 4.10; or (B) if such Distribution Date relates to a Collection Period that ends after the Fully Reinvested Date, the balance, if any, shall be distributed to the Seller.

               (b) On each Distribution Date, commencing with the Initial Distribution Date, with respect to the Revolving Period, an amount equal to Available Investor Principal Collections deposited in the Collection Account for the related Collection Period shall be allocated first to make a deposit to the Excess Funding Account if the sum of (i) the Invested Amount (reduced for this purpose by the amount, if any, by which the Required Participation Amount exceeds the Pool Balance due to an increase in the Subordination Factor) and (ii) the amount on deposit in the Excess Funding Account (other than any Investment Proceeds) prior to the allocation on such Distribution Date is less than the outstanding principal balance of the Series 1997-1 Certificates and second treated as Excess Principal Collections and applied in accordance with
Section 4.04 of the Agreement.

               (c) On each Distribution Date with respect to the Controlled Amortization Period, an amount equal to Available Investor Principal Collections will be distributed in the following priority:

               (i) first, an amount equal to the Controlled Distribution Amount for such Distribution Date, shall be distributed to the Series 1997-1 Certificateholders;

               (ii) second, for each Distribution Date following the last day of the February 2004 Collection Period, an amount equal to the Additional Accumulation Amount shall be deposited in the Principal Funding Account; and

               (iii) third, for each Distribution Date with respect to the Controlled Amortization Period unless an Early Amortization Event or a Reinvestment Event has occurred (other than a Reinvestment Event which has resulted in a Reinvestment Period which has ended as described in clause (c) or clause (d) of the definition thereof in this Series Supplement), after giving effect to the transactions referred to in clauses (i) and (ii) above, an amount equal to the balance, if any, of such Available Investor Principal Collections shall be allocated first, if such Distribution Date is on or prior to the March 2004 Distribution Date to make a deposit to the Excess Funding Account if the sum of (i) the Invested Amount (reduced for this purpose by the amount, if any, by which the Required Participation Amount exceeds the Pool Balance due to an increase in the Subordination Factor) and (ii) the amount on deposit in the Excess Funding Account (other than any Investment Proceeds) prior to the allocation on such Distribution Date is less than the outstanding principal balance of the Series 1997-1 Certificates and second treated as Excess Principal Collections and applied in accordance with Section 4.04 of the Agreement.

               (d) On each Distribution Date with respect to any Reinvestment Period, out of Available Investor Principal

Collections, an amount equal to Monthly Principal will be deposited in the Principal Funding Account.

               (e) On each Distribution Date with respect to any Early Amortization Period:

               (i) first, out of Available Investor Principal Collections, any Make-Whole Payment (together with interest thereon calculated pursuant to the Interest Rate Swap) due to the Swap Counterparty that has not been paid pursuant to Section 4.06(a)(i) or (ii) shall be paid to the Swap Counterparty provided that no Swap Counterparty Default under the Interest Rate Swap shall have occurred and be continuing; and

               (ii) second, the balance, if any, of such Available Investor Principal Collections, up to an amount equal to Monthly Principal, will be distributed to Series 1997-1 Certificateholders.

               SECTION 4.07. Distributions to Series 1997-1
Certificateholders and the Swap Counterparty. (a) The Servicer shall cause the Trustee to make the following distributions at the following times from the Collection Account (including deposits thereto of Net Trust Swap Receipts, if any, and any Make-Whole Receipts (together with interest thereon calculated pursuant to the Interest Rate Swap)), the Reserve Fund, the Principal Funding Account, the Excess Funding Account and the Yield Supplement Account:

               (i) on each Distribution Date, all amounts on deposit in the Collection Account or the Reserve Fund that are payable to the Series 1997-1 Certificatehol ders with respect to accrued interest will be distributed to the Series 1997-1 Certificateholders;

               (ii) on each Distribution Date relating to the Controlled Amortization Period, other than the Mandatory Purchase Date, all amounts on deposit in the Collection Account as are payable to the Series 1997-1 Certificateholders with respect to principal and, if such Distribution Date is on or after the April 2004 Distribution Date, the amount on deposit in the Excess Funding Account, shall be distributed to Series 1997-1 Certificateholders up to a maximum amount of the

         Controlled Distribution Amount for such Distribution Date;

               (iii) on each Distribution Date relating to any Reinvestment Period (unless such Distribution Date is the Expected Payment Date or the Mandatory Purchase Date), the Principal Funding Account Balance (after transfer to the Principal Funding Account of any amount of deposit in the Excess Funding Account) and all amounts on deposit in the Collection Account as are payable to Series 1997-1 Certificateholders with respect to principal shall be distributed to Series 1997-1 Certificateholders up to a maximum amount of the Controlled Distribution Amount for such Distribution Date;

               (iv) on each Special Payment Date, on the Mandatory Purchase Date and on the Expected Payment Date, all amounts on deposit in the Principal Funding Account and the Excess Funding Account, and all amounts on deposit in the Collection Account that are payable to the Series 1997-1 Certificateholders with respect to principal, up to a maximum amount on any such day equal to the excess of the outstanding principal balance of the Series 1997-1 Certificates over the unreimbursed Investor Charge-Offs, shall be distributed to the Series 1997-1 Certificateholders.

               (b) On each Distribution Date, all amounts on deposit in the Collection Account or the Reserve Fund that are payable to the Swap Counterparty with respect to Net Trust Swap Payments and, provided that no Swap Counterparty Default shall have occurred and be continuing, any Make-Whole Payment (together with interest thereon calculated pursuant to the Interest Rate Swap) will be distributed to the Swap Counterparty.

               (c) On each Distribution Date on which there is any Carry-over Amount or Additional Carry-over Amount, the Servicer shall instruct the Trustee to distribute to the Swap Counterparty the amounts on deposit in the Yield Supplement Account and the Collection Account payable with respect thereto pursuant to Section 4.04(b)(iii) and Section 4.06(a) (other than from Available Seller's Collections), respectively, and the amounts payable with respect thereto pursuant to Section 4.08(f).

               (d) If, on the Final Payment Date, there is any Carry-over Amount or Additional Carry-over Amount (after giving effect to any distributions on such date pursuant to Section 4.07(c)), the Servicer shall instruct the Trustee to distribute to the Swap Counterparty the amounts payable with respect thereto pursuant to Sections 4.08(b) and 4.08(d).

               (e) The distributions to be made pursuant to this Section are subject to the provisions of Sections 2.03, 9.02, 10.01 and 12.02 of the Agreement and Sections 9.01 and 9.02 of this Series Supplement.

               SECTION 4.08. Application of Reserve Fund and Available Subordinated Amount. (a) If the portion of Investor Non-Principal Collections and Investment Proceeds allocated to the Series 1997-1 Certificateholders, Net Trust Swap Receipts, if any, and any Make-Whole Receipts (together with interest thereon calculated pursuant to the Interest Rate Swap) on any Distribution Date pursuant to Section 4.06(a) is not sufficient to make the entire distributions required on such Distribution Date by Sections 4.06(a)(i), (ii) and (iv), the Servicer shall cause the Trustee to withdraw funds from the Reserve Fund to the extent available therein, and apply such funds to complete the distributions pursuant to Section 4.06(a)(i), (ii) and
(iv); provided, however, that during any Early Amortization Period or Reinvestment Period (other than a Reinvestment Period which has ended as described in clause (c) or clause (d) of the definition thereof in this Series Supplement) funds shall not be withdrawn from the Reserve Fund to make distributions otherwise required by Section 4.06(a)(iv) to the extent that, after giving effect to such withdrawal, the amount on deposit in the Reserve Fund shall be less than $1,000,000.

               (b) If there is a Required Subordination Draw Amount for such Distribution Date, and such Distribution Date is not the Final Payment Date, the Servicer shall apply or cause the Trustee to apply the Available Seller's Collections on deposit in the Collection Account on such Distribution Date, but only up to the amount of the Required Subordination Draw Amount, to make the distributions required by Sections 4.06(a)(i), (ii) and (iv) that have not been made through the application of funds from the Reserve Fund in accordance with the preceding paragraph. If there is a Required Subordination Draw Amount for such Distribution Date, and such Distribution Date is the Final Payment Date, the Servicer shall apply or cause the Trustee to apply the Available Seller's Collections on deposit in the Collection Account on such Distribution Date, but only up to the amount of the Required Subordination Draw Amount, to make the distributions required by Sections 4.06(a)(i), (ii), (iv) and (v) that have not been made through the application of funds from the Reserve Fund in accordance with Section 4.08(d) or the application of Available Seller's Collections in accordance with Section 4.08(f). Any such Available Seller's Collections remaining after the application thereof pursuant to the first or second preceding sentence, as applicable, shall be treated as a portion of Investor Principal Collections for such Distribution Date, but only up to the amount of unpaid Adjustment Payments allocated to Series 1997-1 as described in Section 4.05(a)(viii). The amount of the Available Seller's Collections applied in accordance with the three preceding sentences other than any such collections applied in accordance with Section 4.08(f) shall reduce the Available Subordinated Amount in all other cases as described in clause (A) of the definition thereof. If the Required Subordination Draw Amount exceeds Available Seller's Collections for such Distribution Date, the Available Subordinated Amount shall be further reduced by the amount of such excess, but not by more than the sum of (x) the Investor Default Amount and (y) the amount of unpaid Adjustment Payments allocated to Series 1997-1 as described in Section 4.05(a)(viii).

               (c) If, after giving effect to the allocations of, distributions from, and deposits in, the Reserve Fund made pursuant to Sections 4.01(c), 4.04, 4.06(a), 4.08(a) and 4.08(e), (i) the amount in the
Reserve Fund is greater than the Reserve Fund Required Amount (or, for any Distribution Date with respect to a Reinvestment Period or an Early Amortization Period, the Excess Reserve Fund Required Amount) for such Distribution Date, the Servicer shall cause the Trustee to distribute such excess amount to the Seller, subject to the proviso contained in paragraph
(f) or (ii) the amount in the Reserve Fund is less than such Reserve Fund Required Amount, then the Trustee shall deposit any remaining Available Seller's Collections on deposit in the Collection Account for such Distribution Date after giving effect to Section 4.08(b) into the Reserve Fund until the amount in the Reserve Fund is equal to such Reserve Fund Required Amount. On the Termination Date, any funds in the Reserve Fund will be treated as Available Investor Principal Collections.

               (d) If, on the Final Payment Date, after giving effect to (c) above, there is a Carry-over Amount or Additional Carry-over Amount or any unpaid Make-Whole Payment (or unpaid interest thereon calculated pursuant to the Interest Rate Swap) after giving effect to withdrawals from the Yield Supplement Account on such date, the Servicer shall cause the Trustee to withdraw funds in the amount of such Carry-over Amount and Additional Carry-over Amount and any unpaid Make-Whole Payment (together with interest thereon calculated pursuant to the Interest Rate Swap) from the Reserve Fund (to the extent available therein), and distribute such funds to the Swap Counterparty. Any funds remaining on deposit in the Reserve Fund after the earlier of (i) payment in full of the outstanding principal balance of the Series 1997-1 Certificates and (ii) the Series Termination Date shall be paid to the Seller.

               (e) If, for any Distribution Date with respect to a Reinvestment Period or an Early Amortization Period, after giving effect to the allocations of, distributions from, and deposits in, the Reserve Fund made pursuant to Sections 4.01(c), 4.04, 4.06(a) and 4.08(a), the amount in the Reserve Fund is less than the Excess Reserve Fund Required Amount for such Distribution Date, the Trustee shall deposit any remaining Available Seller's Collections on deposit in the Collection Account for such Distribution Date into the Reserve Fund until the amount in the Reserve Fund is equal to such Excess Reserve Fund Required Amount.

               (f) The balance of Available Seller's Collections on any Distribution Date, after giving effect to any distributions thereof pursuant to Section 4.08(a), (b), (c) or (e), shall be applied first to pay to the Swap Counterparty any Carry-over Amount and Additional Carry-over Amount and any unpaid Make-Whole Payment (together with interest thereon calculated pursuant to the Interest Rate Swap) that has not been paid from withdrawals from the Yield Supplement Account or the Reserve Fund, but only to the extent the Available Subordination Amount exceeds the Required Subordination Amount on such Distribution Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution

Date) and second distributed to the Seller on such Distribution Date. Notwithstanding the foregoing, in the case of any remaining Available Seller's Principal Collections, if the Trust Available Subordinated Amount for the immediately preceding Determination Date exceeds the Seller's Participation Amount on such date (determined after giving effect to any Principal Receivables transferred to the Trust on such Distribution Date),
Section 4.08(c) hereof shall not apply and the amount of such excess shall be deposited into the Reserve Fund, with any remaining Available Seller's Principal Collections in accordance with the first sentence of this Section 4.08(f).

               SECTION 4.09. Investor Charge-Offs. If, on any Distribution Date on which the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date) is zero and the Deficiency Amount for such Distribution Date is greater than zero, the Invested Amount shall be reduced by the amount of the excess of such Deficiency Amount over any remaining Available Subordinated Amount on such Determination Date, but not by more than the Investor Default Amount (an "Investor Charge-Off"). Investor Charge-Offs shall thereafter be reimbursed and the Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Investor Charge-Offs on any Distribution Date) by the sum of (a) Allocable Miscellaneous Payments with respect to such Distribution Date and (b) the amount of Excess Servicing allocated and available for that purpose pursuant to Section 4.10(a).

               SECTION 4.10. Excess Servicing. The Servicer shall cause the Trustee to apply, on each Distribution Date with respect to a Collection Period that ends prior to the Fully Reinvested Date, commencing with the Initial Distribution Date, Excess Servicing with respect to the Collection Period immediately preceding such Distribution Date, to make the following distributions in the following priority:

               (a) an amount equal to the aggregate amount of Investor Charge-Offs which have not been previously reimbursed as provided in
        Section 4.09 (after giving effect to the allocation on such Distribution Date of any amount for that purpose pursuant to Section 4.09) shall be treated as a portion of Available Investor Principal Collections with respect to such Distribution Date;

               (b) an amount equal to the aggregate outstanding amounts of the Certificateholders Monthly Servicing Fee which have been previously waived pursuant to Section 3.01 shall be distributed to the Servicer; and

               (c) the balance, if any, shall be distributed to the Seller.

               SECTION 4.11. Excess Principal Collections. (a) That portion of Excess Principal Collections for any Distribution Date equal to the amount of Series 1997-1 Excess Principal Collections for such Distribution Date will be allocated to Series 1997-1 and will be distributed as set forth in this Series Supplement.

               (b) Series 1997-1 Excess Principal Collections, with respect to any Distribution Date, shall mean an amount equal to the Series 1997-1 Principal Shortfall for such Distribution Date; provided, however, that, if the aggregate amount of Excess Principal Collections for all Series for such Distribution Date is less than the aggregate amount of Principal Shortfalls for all Series for such Distribution Date, then Series 1997-1 Excess Principal Collections for such Distribution Date shall equal the product of
(x) Excess Principal Collections for all Series for such Distribution Date and (y) a fraction, the numerator of which is the Series 1997-1 Principal Shortfall for such Distribution Date and the denominator of which is the aggregate amount of

Principal Shortfalls for all Series for such Distribution Date. The Series 1997-1 Principal Shortfall, with respect to any Distribution Date, shall equal the excess of (i) (x) for any Distribution Date with respect to the Controlled Amortization Period, the Controlled Distribution Amount plus, if such Distribution Date is after the last day of the February 2004 Collection Period, the Additional Accumulation Amount for such Distribution Date, or (y) for any Distribution Date with respect to a Reinvestment Period or an Early Amortization Period, the Invested Amount, over (ii) Available Investor Principal Collections for such Distribution Date (excluding any portion thereof attributable to Excess Principal Collections).

               SECTION 4.12. Excess Funding Account. (a) Any funds on deposit in the Excess Funding Account on the March 2004 Distribution Date will be deposited in the Principal Funding Account on such date. In addition, no funds will be deposited in the Excess Funding Account during any Reinvestment Period, any Early Amortization Period or with respect to any Collection Period following the February 2004 Collection Period.

               (b) On each Determination Date during the Revolving Period or the Controlled Amortization Period (prior to the February 2004 Collection Period), the Seller shall determine whether the sum of the Invested Amount (reduced for this purpose by the amount, if any, by which the Required Participation Amount exceeds the Pool Balance due to an increase in the Subordination Factor) and the amount on deposit in the Excess Funding Account (other than any Investment Proceeds) is greater than the outstanding principal balance of the Series 1997-1 Certificates. If on any such Determination Date such sum is greater than the outstanding principal balance of the Series 1997-1 Certificates and thus there are sufficient Principal Receivables in the Trust to permit an increase in the Invested Amount without causing an early amortization event or reinvestment event to occur with respect to any outstanding Series, the Seller shall notify the Trustee of the amount of the increase in the Invested Amount. Subject to the provisions set forth below in this Section 4.12(b) and to Sections 4.12(c) and (d) below, upon receipt of such notice the Invested Amount shall be increased by the amount specified, and the Servicer shall instruct the Trustee to withdraw from the Excess Funding Account and pay to the

Seller or allocate to one or more other Series, on the immediately succeeding Distribution Date, an amount equal to the amount of such increase in the Invested Amount. Such payment shall be in payment or partial payment pursuant to the Receivables Purchase Agreement for additional Principal Receivables transferred to the Trust or allocated to Series 1997-1. To the extent that the Invested Amount is increased by any payment to the Seller or any allocation to one or more other Series, the Seller's Interest or such other Series' invested amount, as applicable, shall be reduced by the amount of such payment. In addition, any increase in the Invested Amount is subject to the condition that after giving effect to such increase (i) the Pool Balance equals or exceeds (ii) the sum of (A) the Required Participation Amount, (B) the sum of the Required Subordinated Amount and the sum of the required subordinated amounts for all other Series (or, if such other series shall have no required subordinated amount, the available subordinated amount with respect to such Series) and (C) the sum of any subordinated amounts supporting any Enhancement for all other Series. In connection with the foregoing, the Seller shall endeavor (taking into account any seasonality experienced in the Accounts in the Trust) to minimize the amounts on deposit, from time to time, in the Excess Funding Account.

               (c) In the event that other Series issued by the Trust provide for excess funding accounts or other arrangements similar to the Excess Funding Account involving fluctuating levels of investments in Principal Receivables, (i) the allocation of additional Principal Receivables to increase the Invested Amount and the invested amounts of such other Series (and the related withdrawals from the Excess Funding Account and the other excess funding or similar accounts) will be based on the proportion that the amount on deposit in the Excess Funding Account bears to amounts on deposit in the excess funding accounts of all Series providing for excess funding accounts or such similar arrangements or to amounts otherwise similarly available and (ii) the deposit of amounts into the Excess Funding Account and the excess funding accounts of such other Series will be pro rata based on the proportion that the Adjusted Invested Amount bears to the adjusted invested amounts of all Series providing for excess funding accounts or such similar arrangements.

               (d) In the event that any other Series is in an amortization, early amortization, reinvestment or accumulation period the amounts of any withdrawals from the Excess Funding Account shall be applied first to satisfy in full any then applicable funding or payment requirements of such Series and second to make a payment to the Seller. In the event that more than one other Series is in an amortization, early amortization, reinvestment or accumulation period, the amounts of any withdrawals from the Excess Funding Account shall be allocated (and, if necessary, reallocated) among such Series as specified in the related Series Supplement to meet the funding or payment requirements of each such Series first to satisfy in full all then applicable funding or payment requirements of each such Series and second to make a payment to the Seller.

               SECTION 4.13. Interest Rate Swap. (a) The Servicer hereby represents that it has obtained the Interest Rate Swap in favor of the Trust for the benefit of the Series 1997-1 Certificateholders. The Interest Rate Swap shall entitle the Trust to receive monthly Net Trust Swap Receipts and Make-Whole Receipts (together with interest thereon calculated pursuant to the Interest Rate Swap), if any, and shall obligate the Trust to make monthly Net Trust Swap Payments and Make-Whole Payments (together with interest thereon calculated pursuant to the Interest Rate Swap), if any, as set forth in the Interest Rate Swap.

               (b) On the Determination Date preceding each Distribution Date, commencing with the Initial Distribution Date, the Servicer shall determine the excess, if any (the "Carry-over Shortfall"), of (x) the Carry-over Amount, if any, for such Distribution Date over (y) the amount which will be available to be distributed to the Swap Counterparty in respect thereof on such Distribution Date pursuant to this Series Supplement. If the Carry-over Shortfall with respect to any Distribution Date is greater than zero, the Carry-over Shortfall together with an additional amount ("Additional Carry-over Amount") equal to the product of (i) the Swap Rate (calculated pursuant to clause (a) of the definition thereof) for the Interest Period commencing on the related Distribution Date (or, for subsequent Interest Periods, the Swap Rate (calculated pursuant to clause (a) of the definition thereof) for such subsequent Interest Periods), (ii) such Carry-over Shortfall (or the portion thereof which has not been paid to the Swap Counterparty) and (iii) a fraction, the numerator of which is the actual number of days elapsed in such Interest Period (or in a subsequent Interest Period) and the denominator of which is 360, shall be payable as provided herein to the Swap Counterparty on each Distribution Date following such Distribution Date to the Distribution Date on which such Carry-over Shortfall is paid to the Swap Counterparty. Notwithstanding anything to the contrary herein, any Additional Carry-Over Amount shall be payable or distributed to the Swap Counterparty only to the extent permitted by applicable law.


                                  ARTICLE V

                          Distributions and Reports
                     to Series 1997-1 Certificateholders

               SECTION 5.01. Distributions. (a) On each Distribution Date, commencing with the Initial Distribution Date, the Trustee shall distribute to each Series 1997-1 Certificateholder of record on the preceding Record Date (other than as provided in Section 12.02 of the Agreement respecting a final distribution) such Certificateholder's pro rata share (based on the aggregate fractional undivided interests represented by the Series 1997-1 Certificates held by such Certificateholder) of the amounts on deposit in the Series 1997-1 Accounts as is payable to the Series 1997-1 Certificateholders on such Distribution Date pursuant to Section 4.07.

               (b) Except as provided in Section 12.02 of the Agreement with respect to a final distribution, distributions to Series 1997-1 Certificateholders hereunder shall be made by check mailed to each Series 1997-1 Certificateholder at such Certificateholder's address appearing in the Certificate Register without presentation or surrender of any Series 1997-1 Certificate or the making of any notation thereon; provided, however, that, with respect to Series 1997-1 Certificates registered in the name of a Depository, such distributions shall be made to such Depository in immediately available funds.

               SECTION 5.02. Reports and Statements to Series 1997-1 Certificateholders and the Swap Counterparty. (a) At least two Business Days prior to each Distribution

Date, commencing with the Initial Distribution Date, the Servicer will provide to the Trustee, and on each such Distribution Date, the Trustee shall forward to each Series 1997-1 Certificateholder and the Swap Counterparty, a statement substantially in the form of Exhibit B prepared by the Servicer setting forth certain information relating to the Trust and the Series 1997-1 Certificates.

               (b) A copy of each statement provided pursuant to paragraph
(a) will be made available for inspection at the Corporate Trust Office.

               (c) On or before January 31 of each calendar year, beginning with calendar year 1998, the Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 1997-1 Certificateholder (or Certificate Owner) and the Swap Counterparty, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 1997-1 Certificateholders and the Swap Counterparty as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person (or any related Certificate Owner) was a Series 1997-1 Certificateholder (or Certificate Owner), together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as is necessary to enable the Series 1997-1 Certificateholders (or Certificate Owners) to prepare their tax returns. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

                                  ARTICLE VI

                             Reinvestment Events

               SECTION 6.01. Reinvestment Events. Notwithstanding anything to the contrary in the Agreement, the occurrence of any of the following events shall be deemed to be a Reinvestment Event solely with respect to Series 1997-1:

               (a) a failure by the Seller to convey Receivables in Additional Accounts to the Trust within five Business Days after the day on which it is required to convey such Receivables pursuant to the Agreement;

               (b) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 20%;

               (c) on any Determination Date, the Available Subordinated Amount for the next Distribution Date will be less than the Required Subordinated Amount on such Determination Date, after giving effect to the distributions to be made on the next Distribution Date;

               (d) any Service Default with respect to Series 1997-1 occurs;

               (e) on any Determination Date, as of the last day of the preceding Collection Period, the aggregate amount of Principal Receivables relating to Used Vehicles exceeds 20% of the Pool Balance on such last day;

               (f) any Carry-over Amount or Additional Carry-over Amount is outstanding on six consecutive Distribution Dates;

               (g) the Servicer (or CFC, if it is not the Servicer) shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or the Servicer (or CFC, as aforesaid) shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or the

        Servicer (or CFC, as aforesaid) shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or the Servicer (or CFC, as aforesaid) shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

               (h) any order for relief against the Servicer (or CFC, if it is not the Servicer) shall have been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Servicer (or CFC, as aforesaid) under any other similar applicable Federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of the Servicer (or CFC, as aforesaid) or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days;

               (i) Chrysler shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or Chrysler shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or Chrysler shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or Chrysler shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

               (j) any order for relief against Chrysler shall have been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of Chrysler under any other similar applicable Federal law, and such decree or order shall have continued undischarged or unstayed for period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of Chrysler or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days;

               (k) failure on the part of the Servicer, or CFC, as applicable, (i) to make any payment or deposit (including any Transfer Deposit Amount or Adjustment Payment) required by the terms of the Agreement or the Receivables Purchase Agreement on or before the date occurring two Business Days after the date such payment or deposit is required to be made under the Agreement, or (ii) to deliver a Distribution Date Statement within five Business Days of the day such item is due to be delivered under the Agreement, or
        (iii) duly to observe or perform in any material respect the covenant of the Seller set forth in Section 2.06(a) of the Agreement or (iv) duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Agreement, which failure in the case of this clause (iv) continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee or any Enhancement Provider; and

               (l) any representation or warranty made by CFC in the Receivables Purchase Agreement, (i) shall prove to have been incorrect in any material respect when made or when delivered, and shall continue to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee and (ii) as a result of such incorrectness the interests of the Holders of the Investor Certificates or the Swap Counterparty are materially and adversely affected; provided, however, that a Reinvestment Event shall not be deemed to have occurred under this paragraph if the Seller has repurchased the related Receivable or all such Receivables, if applicable, during such period in accordance with the provisions of the Agreement.

               The Trustee agrees that upon gaining knowledge of the occurrence of any event described in Section 6.01 of this Series Supplement it shall (a) promptly provide notice to the Rating Agencies of the occurrence of such event and (b) notify the Series 1997-1 Certificateholders and the Swap Counterparty of the occurrence of such event within 45 days of the expiration of the applicable grace period, if any. In the case of any event described in Section 6.01(d), (k) or (l) of this Series Supplement, a Reinvestment Event with respect to Series 1997-1 will be deemed to have occurred only if, after the applicable grace period described in such Sections, if any, either the Trustee or Series 1997-1 Certificateholders evidencing more than 50% of the aggregate unpaid principal amount of the Series 1997-1 Certificates by written notice to the Seller and the Servicer (and the Trustee, if given by Series 1997-1 Certificateholders) declare that a Reinvestment Event has occurred as of the date of such notice. In the case of any other Reinvestment Event, such Reinvestment Event will be deemed to have occurred immediately upon the occurrence of such event, without any notice or other action on the part of the Trustee or the Series 1997-1 Certificateholders.

               In the case of any Reinvestment Event described in this
Section 6.01, other than Section 6.01(a), (g), (h), (i) or (j), provided that
(i) no other Reinvestment Event (other than a Reinvestment Event which has resulted in a Reinvestment Period which has terminated as described in clause
(c) or clause (d) of the definition thereof in this

Series Supplement) has occurred and (ii) the scheduled termination of the Revolving Period has not occurred, the Trustee agrees that it shall give notice to Moody's of the occurrence of such Reinvestment Event and shall request written confirmation from Standard & Poor's, Duff & Phelps, Inc. and Fitch Investors Service, Inc. that the termination of the Reinvestment Period caused by the occurrence of such Reinvestment Event will not result in the downgrading or withdrawal of such entity's rating of the Series 1997-1 Certificates.

               The Trustee further agrees that, where applicable, it shall promptly notify the Series 1997-1 Certificateholders and the Swap
Counterparty that it has received the written confirmation referred to in the preceding paragraph, and that the Series 1997-1 Certificateholders may elect to terminate the related Reinvestment Period.


                                 ARTICLE VII

                             Amortization Events

               SECTION 7.01. Amortization Events. Notwithstanding anything to the contrary in the Agreement, the occurrence of any of the following events shall be deemed to be an Early Amortization Event solely with respect to Series 1997-1:

               (a) the occurrence of a Swap Early Termination;

               (b) the failure to pay in full the outstanding principal amount of the Series 1997-1 Certificates by the Expected Payment Date;

               (c) the Trust shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or the Trust shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or the Trust shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or the Trust shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

               (d) any order for relief against the Trust shall have been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Trust under any other similar applicable Federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of the Trust or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days;

               (e) the Seller shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or the Seller shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or the Seller shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or the Seller shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

               (f) any order for relief against the Seller shall have been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Seller under any other similar applicable Federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of the Seller or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days; and

               (g) the Trust or the Seller shall become an "investment company" within the meaning of the Investment Company Act.

               In the case of any event described in this Section 7.01, an Early Amortization Event with respect to Series 1997-1 will be deemed to have occurred immediately upon the occurrence of such event, without any notice or other action on the part of the Trustee or the Series 1997-1
Certificateholders.

                                 ARTICLE VIII

                              Mandatory Purchase

               SECTION 8.01. Mandatory Purchase. (a) On the Mandatory Purchase Date, the Series 1997-1 Certificateholders' Interest will be repaid, after payment to the Swap Counterparty of (i) any Net Trust Swap Payment,
(ii) provided that no Swap Counterparty Default under the Interest Rate Swap shall have occurred and be continuing, if any Make-Whole Payments (together with interest thereon calculated pursuant to the Interest Rate Swap), and
(iii) Carry-over Amount and Additional Carry-over Amount then owed to the Swap Counterparty, at a purchase price equal to the Reassignment Amount less amounts owed to the Swap Counterparty by the Trust for the Mandatory Purchase Date using funds on deposit in the Principal Funding Account and the Excess Funding Account and amounts on deposit in the Collection Account as are payable to the Series 1997-1 Certificateholders or the Swap Counterparty or, to the extent of any insufficiency of such funds (the "Insufficiency Amount"), funds in an amount equal to the Insufficiency Amount provided by Chrysler Financial Corporation.

               (b) The Seller shall give the Servicer, the Swap Counterparty and the Trustee at least 10 days' prior written notice of the Mandatory Purchase Date. In the event that Chrysler Financial Corporation is obliged, pursuant to Section 8.01, to provide funds to repay the Series 1997-1 Certificateholders' Interest and pay amounts owed by the Trust to the Swap Counterparty, not later than 12:00 noon, New York City time, on the Mandatory Purchase Date Chrysler Financial Corporation shall deposit the Insufficiency Amount into the Collection Account in immediately available funds. The Reassignment Amount shall be distributed as set forth in Section 9.01(b).


                                  ARTICLE IX

                             Final Distributions

               SECTION 9.01. Sale of Certificateholders' Interest Pursuant to
Section 2.03 of the Agreement; Distributions Pursuant to Section 8.01 of this Series Supplement or Section 2.03 or 12.02(c) of the Agreement.

(a) The amount to be paid by the Seller to the Collection Account with respect to Series 1997-1 in connection with a purchase of the Series 1997-1 Certificateholders' Interest pursuant to Section 2.03 of the Agreement shall equal the Reassignment Amount for the Distribution Date on which such repurchase occurs.

               (b) With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 8.01 or 9.01 of this Series Supplement or Section 2.03 of the Agreement or any Termination Proceeds deposited into the Collection Account pursuant to Section 12.02(c) of the Agreement, the Trustee shall, not later than 12:00 noon, New York City time, on the Distribution Date on which such amounts are deposited (or, if such date is not a Distribution Date, on the immediately following Distribution Date) (in the priority set forth below): (i) first, (w) deposit the Invested Amount on such date into the Principal Funding Account, (x) pay the amount of any Net Trust Swap Payments and any unpaid Make-Whole Payment (together with interest thereon calculated pursuant to the Interest Rate Swap) to the Swap Counterparty, (y) deposit the amount of accrued and unpaid interest on the unpaid balance of the Series 1997-1 Certificates, plus the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not paid to Series 1997-1 Certificateholders on any prior Distribution Date and (z) deposit the amount of any Carryover Amount and Additional Carryover Amount previously due but not paid to the Swap Counterparty on any prior Distribution Date, up to the Reassignment Amount for Series 1997-1 and (ii) second, pay the remainder of any Termination Proceeds to the Seller.

               (c) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the entire amount deposited in the Principal Funding Account pursuant to Section 8.01 or 9.01 and all other amounts on deposit therein shall be distributed in full to the Series 1997-1 Certificateholders on such date and any distribution made pursuant to paragraph (b) above shall be deemed to be a final distribution pursuant to
Section 12.02 of the Agreement with respect to Series 1997-1.

               SECTION 9.02. Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables Pursuant to

Section 9.02 of the Agreement. (a) Not later than 12:00 noon, New York City time, on the Distribution Date following the date on which the Insolvency Proceeds are deposited into the Collection Account pursuant to Section 9.02(b) of the Agreement, the Trustee shall first (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) deduct an amount equal to the Invested Amount on such Distribution Date from the portion of the Insolvency Proceeds allocated to Allocable Principal Collections and deposit such amount in the Principal Funding Account; provided that the amount of such deposit shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Allocable Principal Collections and (y) 100% minus the Excess Seller's Percentage with respect to the related Collection Period. The remainder of the portion of the Insolvency Proceeds allocated to Allocable Principal Collections shall be allocated to the Seller's Interest and shall be released to the Seller on such Distribution Date.

               (b) Not later than 12:00 noon, New York City time, on such Distribution Date, the Trustee shall first (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution
Date) deduct an amount equal to the sum of (i) Net Trust Swap Payments, any unpaid Make-Whole Payment (together with interest thereon calculated pursuant to the Interest Rate Swap), any Carry-over Amount for such Distribution Date and any Carry-over Amount previously due but not distributed to the Swap Counterparty on a prior Distribution Date, (ii) the amount of any Additional Carry-over Amount for such Distribution Date and any Additional Carry-over Amount previously due but not distributed to the Swap Counterparty on a prior Distribution Date, (iii) Monthly Interest for such Distribution Date, (iv) any Monthly Interest previously due but not distributed on a prior Distribution Date and (v) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed on a prior Distribution Date, from the portion of the Insolvency Proceeds allocated to Allocable Non-Principal Collections and deposit such amount in the Collection Account with such funds designated by the Trustee as being held for the benefit of the Series 1997-1 Certificateholders or the Swap Counterparty, as applicable; provided that the amount of such distribution shall not exceed (x) the product of (A) the portion of the Insolvency

Proceeds allocated to Allocable Non-Principal Collections and (B) 100% minus the Excess Seller's Percentage. The remainder of the portion of the Insolvency Proceeds allocated to Allocable Non-Principal Collections shall be allocated to the Seller's Interest and shall be released to the Seller on such Distribution Date.

               (c) Notwithstanding anything to the contrary in this Series Supplement or in the Agreement, the entire amount deposited in the Principal Funding Account and the Collection Account pursuant to this Section and all other amounts on deposit therein shall be distributed in full to the Series 1997-1 Certificateholders or the Swap Counterparty, as applicable, on the Distribution Date on which funds are deposited pursuant to this Section (or, if not so deposited on a Distribution Date, on the immediately following Distribution Date) and any distribution made pursuant to this Section shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement with respect to Series 1997-1.



                                  ARTICLE X

                           Miscellaneous Provisions

               SECTION 10.01. Certain Permitted Actions; Amendments to the Agreement; Additional Covenants. (a) Notwithstanding anything to the contrary in the Agreement, funds on deposit in the Collection Account may be invested in any Eligible Investments (as that term is defined in this Series Supplement).

               (b) Notwithstanding anything to the contrary in the Agreement, including Section 2.07(c) thereof, the Seller shall not be required to make any deposit to the Collection Account in respect of the Repurchased Receivables Price of any receivables repurchased by the Seller from the Trust pursuant to such Section.

               (c) Notwithstanding anything to the contrary contained herein or in the Agreement, the Seller shall have the right to require the reassignment to it of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts ("Automatic Removed Accounts") designated by the Seller, upon satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which such Accounts are to be removed, the Seller shall have given the Trust, each Enhancement Provider and the Rating Agencies a Removal Notice specifying the date for removal of the Automatic Removed Accounts (the "Automatic Removal Date"); (b) on or prior to the date that is five Business Days after the Automatic Removal Date, the Seller shall have delivered to the Trustee a computer file or microfiche or written list containing a true and complete list of the Automatic Removed Accounts specifying for each such Account, as of the removal notice date, its account number and the aggregate amount of Receivables outstanding in such Account; (c) the Seller shall have represented and warranted as of each Automatic Removal Date that the list of Automatic Removed Accounts delivered pursuant to clause (b) above, as of the Automatic Removal Date, is true and complete in all material respects; (d) the Trustee shall have received confirmation from each Rating Agency that such removal will not result in a reduction or withdrawal of such Rating Agency's rating of any outstanding Series or Class of Certificates; (e) the Seller shall have delivered to the Trustee, each Rating Agency and any Enhancement Providers an officers' certificate, dated the Automatic Removal Date, to the effect that the Seller reasonably believes that such removal will not cause an early amortization event to occur with respect to any Series; and (f) the Seller shall have delivered to the Trustee, each Rating Agency and any Enhancement Providers a Tax Opinion, dated the Automatic Removal Date, with respect to such removal.

               Upon satisfaction of the above conditions, on the Automatic Removal Date all the right, title and interest of the Trust in and to the Receivables arising in the Automatic Removed Accounts, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof shall be deemed removed from the Trust for all purposes.

               (d) Notwithstanding anything to the contrary herein or in the Agreement, subject to the other limitations described in Section 4.03 of the Agreement, CFC need not deposit collections with respect to any Collection Period in the Collection Account until the related Distribution Date.

               (e) Unless otherwise agreed to by the Rating Agencies, notwithstanding anything to the contrary herein or in the Agreement, the Seller may from time to time, at its discretion, and subject only to the limitations specified in this paragraph, designate Additional Accounts to be added to the Trust. (Additional Accounts designated to be added to the Trust in accordance with the provisions of this Section 10.01(e) are referred to herein as "Automatic Additional Accounts".) On the Addition Date with respect to any Automatic Additional Accounts, the Trust shall purchase the Receivables in such Automatic Additional Accounts (and such Automatic Additional Accounts shall be deemed to be Accounts for purposes of the Agreement) as of the close of business on the applicable Additional Cut-Off Date, subject to the satisfaction of the following conditions:

               (i) such Automatic Additional Accounts shall be Eligible
        Accounts;

               (ii) the Seller shall, to the extent required by Section 4.03 of the Agreement, have deposited in the Collection Account all Collections with respect to such Automatic Additional Accounts since the Additional CutOff Date;

               (iii) no selection procedures believed by the Seller to be adverse to the interests of the Series 1997-1 Certificateholders were used in selecting such Automatic Additional Accounts;

               (iv) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to CFC or the Seller shall have occurred nor shall the transfer of the Receivables arising in the Automatic Additional Accounts to the Trust have been made in contemplation of the occurrence thereof;

               (v) the addition of the Receivables arising in the Automatic Additional Accounts shall not cause an early amortization event or any event that, after the giving of notice or the lapse of time, would constitute a early amortization event to occur with respect to any Series;

               (vi) on or before each Addition Date with respect to Automatic Additional Accounts, the Seller shall have delivered to the Trustee and the Rating Agencies (A) an Opinion of Counsel with respect to the Receivables in the Automatic Additional Accounts substantially in the form of Exhibit G-2 to the Agreement and (B) a Tax Opinion with respect to such addition;

               (vii) within ten Business Days of the date on which any such Receivables are added to the Trust, the Seller shall have delivered to the Trustee a written assignment and a computer file or a microfiche list containing a true and complete list of the related Automatic Additional Accounts specifying for each such Account its account number, the collection status, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account; and

               (viii) the Seller shall have delivered to the Trustee an Officer's Certificate of the Seller, dated the Addition Date, to the effect that conditions (i) through (v) and (vii) above have been satisfied.

               The Seller hereby represents and warrants to the Trust as of the related Addition Date as to the matters relating to it set forth in paragraphs (iii) and (iv) above and that the file or list described below is, as of the applicable Additional Cut-Off Date, true and complete in all material respects.

               In connection with the designation of Automatic Additional Account to be added to the Trust, the Seller shall deliver to the Trustee (i) the computer file or microfiche list required to be delivered pursuant to
Section 2.01 of the Agreement with respect to such Automatic Additional Accounts and (ii) a duly executed, written Assignment (including an acceptance by the Trustee for the benefit of the Certificateholders), substantially in the form of Exhibit B to the Agreement (the "Assignment").

               Unless each Rating Agency otherwise consents, the number of Automatic Additional Accounts added to the Trust with respect to any of the three consecutive Collection Periods beginning in January, April, July and October of each calendar year shall not exceed 8% of the number of Accounts as of the first day of the calendar year during which such Collection Periods commence and the number of Automatic Additional Accounts designated during any such calendar year shall not exceed 20% of the number of Accounts as of the first day of such calendar year. On or before the first business day of each Collection Period beginning in January, April, July and October of each calendar year, the Seller shall have requested and obtained notification from each Rating Agency of any limitations to the right of the Seller to designate Eligible Accounts as Automatic Additional Accounts during any period which includes such Collection Period. To the extent that Automatic Additional Accounts have been added to the Trust during the three consecutive Collection Periods ending in the calendar month prior to such date, on or before January 31, April 30, July 31, October 31 of each calendar year, the Trustee shall have received confirmation from each Rating Agency that the addition of all Automatic Additional Accounts included as Accounts during the three consecutive Collection Periods ending in the calendar month prior to such date shall not have resulted in any applicable Rating Agency reducing or withdrawing its rating of any outstanding Series or Class of Certificates. If such Rating Agency confirmation with respect to any Automatic Additional Accounts is not so received, such Automatic Additional Accounts will be removed from the Trust.

               (f) Each Holder of a Series 1997-1 Certificate, by such Holder's acceptance thereof, will be deemed to have consented to an amendment to the Agreement that incorporates the provisions of Sections 9.01(a) and 9.01(b), 9.01(c), 9.01(d) and 9.01(e), it being understood that no such amendment shall be effective unless and until each Series of Investor Certificates issued prior to October 20, 1994 shall no longer be outstanding or shall have consented to such amendment in accordance with the Agreement.

               (g) Except for the conveyance hereunder to the Trustee, the Seller will not sell, pledge, assign or transfer to any other Person any rights it might have to funds on deposit in the Reserve Fund, the Principal Funding Account, the Excess Funding Account or the Yield Supplement Account, or Investment Proceeds with respect thereto.

               (h) Notwithstanding anything in the Agreement to the contrary, during the Controlled Amortization Period (through and including the February 2004 Collection Period), provided that CFC remains the Servicer, the Servicer need not make the daily deposits of Allocable Principal Collections in the Collection Account on any day on which the Pool Balance equals or exceeds the Required Participation Amount, but shall instead deposit Allocable Principal Collections for any Collection Period in the Collection Account on the related Distribution Date.

               SECTION 10.02. Effect of Fully Reinvested Date; Conveyance of Receivables. (a) Notwithstanding anything to the contrary in the Agreement, upon the occurrence of the Fully Reinvested Date, after giving effect to all allocations, distributions, withdrawals and deposits to be made on such date, the following provisions of the Agreement shall no longer apply to the Seller or the Servicer, as applicable, the Series 1997-1 Certificates or the Series 1997-1 Certificateholders:

                (i) Section 2.01 (except to the extent it relates to amounts received with respect to the Receivables and the Collateral Security and proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Michigan and Recoveries) thereof on deposit in the Series 1994-1 Accounts on the Fully Reinvested Date, after giving effect to all such allocations, distributions, withdrawals and deposits);

               (ii) Section 2.03(i) and Section 2.03(j) (except to the extent it relates to amounts received with respect to the Receivables and the Collateral Security and proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Michigan and Recoveries) thereof on deposit in the Series 1997-1 Accounts on the Fully Reinvested Date, after giving effect to all such allocations, distributions, withdrawals and deposits) and all obligations and remedies in Section 2.03 relating to a breach of the representations contained in those Sections other than to the extent provided above);

              (iii) Section 2.04;

               (iv) Section 2.05; provided, that the Seller may from time to time at its sole discretion, voluntarily designate additional Accounts (including Partial Accounts) to be included as Accounts and transfer to the Trust the Receivables (and the related Collateral Security) of such Additional Accounts;

                (v) Sections 2.06(a),(b),(c) and (d);

               (vi) Section 2.07; provided, that the Seller may from time to time at its sole discretion remove Accounts from the Trust;

              (vii) Section 2.08;

             (viii) Section 2.09;

               (ix) the first sentence of Section 3.01(a), Section 3.01(b) and Section 3.01(d);

                (x) Section 3.03(a)(vii), Section 3.03 (viii), Section 3.03
        (ix), Section 3.03(x) and Section 3.03(xi) and all obligations and remedies contained in Sections 3.03(a) and 3.03(b) relating to a breach of the representations contained in those Sections;

               (xi) Section 3.06;

              (xii) Section 3.07;

             (xiii) Section 3.09;

              (xiv) Section 4.03;

               (xv) Section 4.04;

              (xvi) Section 6.03(b) (except for the first, second and last sentences thereof) and the last two sentences of Section 6.03(c) and the conditions set forth in Section 6.03(c) to the exchange of CARCO Certificate;

             (xvii) Section 8.06;

            (xviii) Section 8.08;

              (xix) Section 11.01(e); and

               (xx) Sections 13.02(a),(b) and (c) and] clauses (ii) and (iii) of Section 13.02(d).

               (b) Upon the later to occur of (i) the Fully Reinvested Date and the making of all allocations, distributions, withdrawals and deposits to be made on such date and (ii) the date on which each other Series is either no longer outstanding or the fully reinvested date has occurred with respect thereto, the Trustee shall sell, assign and convey to the Seller or its designee, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all Collateral Security with respect thereto, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof except for amounts on deposit in the Collection Account that are allocable to Investor Certificates and amounts on deposit in any Series Account. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Seller to vest in the Seller or its designee all right, title and interest which the Trust had in all such property.

               SECTION 10.03. Additional Provision regarding Automatic Additional Accounts. The purchase by the Trust of Receivables in any Automatic Additional Accounts shall be subject to the condition that no selection procedure believed by the Seller to be adverse to the interests of the Swap Counterparty were used in selecting such Automatic Additional Accounts. In connection with any designation of Automatic Additional Accounts to be added to the Trust, the Seller shall deliver to the Swap Counterparty a copy of the Opinion of Counsel and the Tax Opinion (which need not be addressed to the Swap Counterparty) delivered by the Seller to the Trustee and the Rating Agencies in connection therewith.

               SECTION 10.04. Ratification of Agreement. As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

               SECTION 10.05. Counterparts. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts) each of which shall be an original, but all of which together shall constitute one and the same instrument.

               SECTION 10.06. Dealer Concentrations. So long as this Series 1997-1 shall be outstanding, on the last day of each Collection Period, the Servicer shall determine if the aggregate amount of Principal Receivables due from any Dealer or group of affiliated Dealers on such date is greater than 1.5% of the Pool Balance on such date. The Servicer shall promptly provide the Trustee a report setting forth the basis for such determination. The Trustee upon request from any Rating Agency will make such report available to such Rating Agency.

               SECTION 10.07. GOVERNING LAW. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.


                                        U.S. AUTO RECEIVABLES COMPANY,
                                        Seller,

                                          by
                                                /s/ Dennis M. Cantwell
                                                ----------------------


                                        CHRYSLER FINANCIAL CORPORATION,
                                        Servicer,

                                          by
                                                /s/ Dennis M. Cantwell
                                                ----------------------


                                        THE BANK OF NEW YORK,
                                        Trustee,

                                          by
                                                /s/ Todd Niemy
                                                ----------------------